                                                                   EXHIBIT 10.14

                                      LEASE



                          THE BOARD OF TRUSTEES OF THE
                        LELAND STANFORD JUNIOR UNIVERSITY

                                     LESSOR






                          INCYTE PHARMACEUTICALS, INC.

                                     LESSEE

                                TABLE OF CONTENTS

                                                                                           PAGE
                                                                                           ----
1.    BASIC LEASE INFORMATION................................................................1

2.    DEFINITIONS............................................................................2

3.    PREMISES...............................................................................4

4.    TERM...................................................................................5

5.    BASE RENT; ADDITIONAL RENT.............................................................6

6.    EXPENSES AND REAL ESTATE TAXES.........................................................7

7.    USE OF PREMISES AND CONDUCT OF BUSINESS................................................8

8.    INITIAL IMPROVEMENT WORK; ACCEPTANCE; BUILDING CHANGES.................................9

9.    ALTERATIONS BY TENANT.................................................................11

10.   REPAIRS AND MAINTENANCE...............................................................13

11.   LIENS.................................................................................14

12.   UTILITIES.............................................................................15

13.   COMPLIANCE WITH LAWS AND INSURANCE REQUIREMENTS.......................................15

14.   SUBORDINATION.........................................................................15

15.   LANDLORD'S INABILITY TO PERFORM.......................................................16

16.   DESTRUCTION...........................................................................17

17.   EMINENT DOMAIN........................................................................18

18.   ASSIGNMENT AND SUBLETTING.............................................................19

19.   DEFAULT...............................................................................21

20.   LANDLORD'S RIGHT TO CURE TENANT'S DEFAULTS............................................24

21.   INDEMNITY; INSURANCE..................................................................24

22.   LIMITATION OF LANDLORD'S LIABILITY....................................................27

23.   ACCESS TO PREMISES....................................................................27

24.   HAZARDOUS MATERIALS...................................................................28

25.   NOTICES...............................................................................30

26.   NO WAIVER; NO MODIFICATION............................................................30

27.   TENANT'S CERTIFICATES.................................................................31

28.   CONFIDENTIALITY.......................................................................31

29.   TAX ON TENANT'S PERSONAL PROPERTY.....................................................31

30.   SECURITY DEPOSIT......................................................................31

31.   PUBLIC TRANSIT INFORMATION............................................................32

32.   DEFAULT BY LANDLORD...................................................................32

33.   BROKERS...............................................................................32

34.   SIGNS.................................................................................32


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
35.   FINANCIAL STATEMENTS..................................................................32

36.   QUIET ENJOYMENT.......................................................................33

37.   SALE OR ASSIGNMENT BY LANDLORD........................................................33

38.   LEASE MODIFICATIONS...................................................................33

39.   AUTHORITY.............................................................................33

40.   SURRENDER.............................................................................34

41.   USE OF NAME...........................................................................34

42.   MISCELLANEOUS.........................................................................34

EXHIBITS

Exhibit A      Location of Building and Parking
Exhibit B      Construction of Base Building and Tenant Improvement Work
Exhibit C-1    Notice of Commencement Date
Exhibit C-2    Notice of Rent Commencement Date and Expiration Date
Exhibit D      Determination of Prevailing Market Rental Rate
Exhibit E      Notice of Base Rent and Rentable Area
Exhibit F      Outline of Stanford Research Park

                                      LEASE

        THIS LEASE is entered into as of June 19, 1997 (the "EFFECTIVE DATE"), by and between THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY ("LANDLORD"), and INCYTE PHARMACEUTICALS, INC., a Delaware corporation ("TENANT").

1.      BASIC LEASE INFORMATION

        The following is a summary of basic lease information. Each term or matter in this Article 1 shall be deemed to incorporate all of the terms set forth herein below pertaining to such matter or item and to the extent there is any conflict between the provisions of this Article 1 and any more specific provision of this Lease, such more specific provision shall control.

Building Address:                   [3170] Porter Drive
                                    Palo Alto, California 94304

Address of Landlord:                Stanford Management Company
                                    2770 Sand Hill Road
                                    Menlo Park, CA 94025-3065

Address of Tenant:                  [3174] Porter Drive
                                    Palo Alto, California 94304

Key Contact for Tenant:             Dan Barbee          Telephone: 415-845-4540

Alternate Contact for Tenant:       Denise Gilbert      Telephone: 415-845-4515

Premises (Article 3):               (See Exhibit A)

Rentable Area of Premises (Article 3):      Approximately [85,000-95,000] sf
                                            (to be determined as provided in Section 5.1)

Term (Article 4):

        Commencement Date:           The date Landlord delivers the Premises to Tenant
                                     in accordance with Section 8.1

        Rent Commencement Date:     (See Article 2)

        Expiration Date:             The date 12 years after the Rent Commencement Date

Base Rent (Article 5): Annual: $36.00 per sq. ft.  Rentable Area (determined as provided in Sec. 5.1)
                       Monthly $3.00 per sq. ft.   Rentable Area

Base Rent Adjustment Dates (Article 5):            Each 12 month anniversary of the Rent Commencement Date

Tenant's Share (Article 6):         100%

Use (Article 7):                    Research and development and related administrative uses
                                    (subject to the limitations in Article 7)

Parking (Article 7):                Not less than 3.3 spaces per 1,000 sf

Security Deposit (Article 31):      $275,000         Type of Deposit:   Cash

Brokers (Article 33):               Cornish & Carey Commercial Real Estate Brokers

2.      DEFINITIONS

        As used in this Lease, the following terms shall have the following meanings, applicable, as appropriate, to both the singular and plural form of the terms defined herein:

        "ADDITIONAL RENT" is defined in Section 5.3.

        "ADJUSTMENT DATES" is defined in Section 5.2.

        "AGENTS" means with respect to either Landlord or Tenant, its respective agents, employees, officers, directors, trustees, contractors (and their subcontractors), and, in the case of Tenant, its subtenants, assignees, licensees and invitees, and any other person or entity claiming under Tenant.

        "ALTERATIONS " is as defined in Section 9.1.

        "APPLICABLE LAWS" means all applicable laws, statutes, codes, ordinances, orders, rules, regulations, conditions of approval, and requirements, of all federal, state, county, municipal and other governmental authorities and the departments, commissions, boards, bureaus, instrumentalities, and officers thereof, and all administrative or judicial orders or decrees and all permits, licenses, approvals and other entitlements issued by governmental entities, and rules of common law, relating to or affecting the Building or the use, operation or occupancy of the Premises, whether now existing or hereafter enacted, including, without limitation, all Environmental Laws.

        "ASSIGNMENT" is defined in Section 18.1

        "BASE RENT" means the amount stated in Article 1, to be adjusted and payable in accordance with Article 5.

        "BASE BUILDING WORK" is defined in attached Exhibit B.

        "BUILDING" is defined in Article 3.

        "BUILDING STRUCTURE" is defined in Article 10.

        "BUILDING SYSTEMS" means the heating, ventilating, air-conditioning, plumbing, electrical, fire protection, life safety, security and other mechanical, electrical and communications systems of the Building.

        "BUILDING COMMON AREA" is defined in Article 3.


        "COMMENCEMENT DATE" means the date Landlord delivers possession of the Premises to Tenant in accordance with Section 8.1.

        "CONSTRUCTION SCHEDULE" is defined in Exhibit B.

        "DELIVERY OF THE PREMISES" is defined in Section 8.1.

        "ENVIRONMENTAL LAWS" means all Applicable Laws pertaining to the protection of the environment or human or animal health or safety.

        "ENVIRONMENTAL ACTIVITY" is defined in Section 24.1.

        "EXPIRATION DATE" means the date specified in Article 1.

        "GROUND LEASE PROPERTY" is defined in Section 3.

        "GROUND LESSEE" is defined in Section 3.

        "HAZARDOUS MATERIAL" is defined in Section 24.1.

        "INTEREST RATE" means the lesser of one and one-half percent per month or the highest lawful rate.

        "LANDLORD'S TAX STATEMENT" is defined in Section 6.2.

        "NOTICE OF PROPOSED TRANSFER" is defined in Section 18.2

        "REAL ESTATE TAXES" is defined in Section 6.1.

        "RENEWAL OPTION" is defined in Section 4.3.

        "RENEWAL TERM" is defined in Section 4.3.

        "RENT COMMENCEMENT DATE" means the earlier to occur of (i) the Scheduled Date for Completion of the Tenant Improvement Work, as defined in Exhibit B, as such date may be extended in accordance with the provisions of Exhibit B; or
(ii) the date Tenant commences business operations in the Premises. Notwithstanding anything to the contrary contained herein, if Tenant has not commenced business operations in the Premises and Tenant has completed the Tenant Improvement Work, but Landlord has not achieved completion of the Base Building Work (other than any landscaping or other external work that does not interfere with Tenant's access, parking or use of the Premises), the Rent Commencement Date shall not be deemed to occur until the earlier of the date Tenant commences business operations in the

Premises or Landlord Completes the Base Building Work (other than any landscaping or other external work that does not interfere with Tenant's access, parking or use of the Premises).

        "RENTABLE AREA" means the enclosed areas of the Building measured to the outside face of the exterior wall or glass line and second floor vertical shafts, but excluding outside balconies, arcades or covered entrances. The Rentable Area shall be determined by the architect for the Base Building Work.

        "SCHEDULED DATE FOR COMPLETION OF THE TENANT IMPROVEMENT WORK" is defined in Exhibit B.

        "SCHEDULED DATE FOR DELIVERY OF THE PREMISES" is defined in Exhibit B.

        "STANFORD RESEARCH PARK" is the area outlined on attached Exhibit F.

        "SUBLEASE" is defined in Section 18.1

        "TAX YEAR" is defined in Section 6.1.

        "TENANT IMPROVEMENT ALLOWANCE" is defined in Exhibit B.

        "TENANT IMPROVEMENT WORK" is defined in Exhibit B.

        "TENANT'S HAZARDOUS MATERIALS" is defined in Section 24.1

        "TENANT'S PROPERTY" is defined in Section 9.5

        "TENANT'S SHARE" is 100%.

        "TENANT'S UNAVOIDABLE DELAY" is defined in Exhibit B.

        "TERM" is defined in Section 4.1.

        "TERMINATION DATE" means the earlier of the Expiration Date or the date this Lease is terminated pursuant to any provision hereof.

        "TRANSFEREE" is defined in Section 18.2

3.      PREMISES

        3.1 Subject to the terms, covenants and conditions set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby hires from Landlord those premises (the "PREMISES") shown on the site plan attached hereto as Exhibit A which Premises are located within the building (the "BUILDING") shown on Exhibit A and identified in Article 1. The Premises include the entire interior of the Building and certain references to the Premises and the Building may be used interchangeably. The areas adjacent to the Building specified in Exhibit A for landscaping and parking for the exclusive use of the Premises are herein called the "BUILDING COMMON AREA". The approximate total Rentable Area of the Building is specified in Article 1. Landlord is the Ground Lessor and Lockheed Martin ("GROUND LESSEE") is the current ground lessee under a certain ground lease dated as of March 1, 1962 (as amended, the "GROUND LEASE" which Ground Lease covers certain real property (the "GROUND LEASE PROPERTY") including the Building and the Building Common Area and the adjacent land and building occupied by the Ground Lessee. Prior to the Commencement Date, Landlord will have subleased a portion of the land from the Ground Lessee for the remainder of the term of the Ground Lease. After the expiration of the term of the Ground Lease the entire Ground Lease Property will revert to Landlord. The portion of the land subleased from the Ground Lessee will be outlined in attached Exhibit A.

        3.2 Tenant shall have the right to the exclusive use of the number of parking spaces specified in Article 1, and located as designated on attached Exhibit A. Tenant shall have nonexclusive ingress and egress over the driveways of the Ground Lease Property specifically designated for access on attached Exhibit A.

        3.3 Exhibit A shall not be modified except (i) if required by the City of Palo Alto Architectural Review Board (the "ARB"), in which case any required modification shall be made; or (ii) if mutually agreed by Landlord and Tenant.

4.      TERM

        4.1 The Premises are leased for a term (the "TERM") commencing on the Commencement Date and expiring on the Expiration Date specified in Article 1. Landlord will give Tenant not less than ten business days prior notice of the actual Commencement Date. If, for any reason whatsoever, Landlord cannot deliver possession of the Premises to Tenant on or prior to the Scheduled Date for Delivery of the Premises established in the Construction Schedule, then the validity of this Lease and the obligations of Tenant under this Lease shall not be affected and Tenant shall have no claim against Landlord arising out of Landlord's failure to deliver possession of the Premises on the date originally fixed therefor. The Term of this Lease shall end on the Expiration Date specified in Article 1, or such earlier date on which this Lease terminates pursuant to the terms hereof. If Landlord has not commenced construction of the Base Building Work on or before July 31, 1998, or (ii) if Landlord does not complete the Base Building Work to the extent necessary to permit the commencement of the Tenant Improvement Work on or before March 31, 1999, then, in either of such events, at any time prior to the time the aforesaid commencement or completion of the Base Building Work occurs, Tenant may, by written notice to Landlord, elect to terminate this Lease.

        4.2 Promptly following the Commencement Date, Landlord will deliver to Tenant a notice in substantially the form attached hereto as Exhibit C-1 identifying the Commencement Date, a copy of which notice shall be executed by Tenant and promptly returned to Landlord. Promptly following the Rent Commencement Date, Landlord will deliver to Tenant a notice in substantially the form attached hereto as Exhibit C-2 identifying the Rent Commencement Date and the Expiration Date, a copy of which notice shall be executed by Tenant and promptly returned to Landlord. A copy of each such notice shall be attached hereto and be incorporated herein by this reference.

        4.3 Tenant shall have two separate options (each, a "RENEWAL OPTION") to extend the term of this Lease for a period of five (5) years each (each, a "RENEWAL TERM"). No Renewal Option shall be effective if there exists a default by Tenant under any of the terms or conditions of this Lease, either at the time of exercise of the Renewal Option or the time of commencement of the applicable Renewal Term, unless such default is cured prior to the expiration of any applicable cure period. The first Renewal Option must be exercised, if at all, by written notice from Tenant to Landlord given not less than twelve (12) months prior to the expiration of the initial term of this Lease and the second Renewal Option must be exercised, if at all, by written notice from Tenant to Landlord given not less than twelve (12) months prior to the expiration of the preceding Renewal Tenn. Each Renewal Term shall be upon the same terms and conditions as the original Term, except that the annual Base Rent applicable beginning upon the commencement of each Renewal Term shall be equal to the then Prevailing Market Rental Rate (determined as provided in attached Exhibit D). The Renewal Options are personal to Incyte Pharmaceuticals, Inc. and shall be inapplicable and null and void if Incyte Pharmaceuticals, Inc. assigns its interest under this Lease (except for an assignment permitted under Section 18.6) or subleases more than 50% of the Premises for substantially the balance of the then unexpired term of the Lease.

5.      BASE RENT; ADDITIONAL RENT.

        5.1 Commencing upon the Rent Commencement Date, and thereafter during the Term, Tenant shall pay to Landlord the monthly Base Rent specified in
Article 1 on or before the first day of each month, in advance, at the address specified for payment of rent in Article 1, or at such other place as Landlord shall designate, without any prior demand therefor and without any deductions or setoff whatsoever. If the Rent Commencement Date occurs on a day other than the first day of a calendar month, or the Termination Date occurs on a day other than the last day of a calendar month, then the Base Rent for such fractional month will be prorated on the basis of a thirty-day month. The Rentable Area of the Premises shall be certified by the Base Building Architect upon Substantial Completion of the Base Building Work. Tenant may dispute the determination of the Rentable Area by written notice to Landlord given not later than five business days after receipt of notice from Landlord of the Base Building Architect's determination of the Rentable Area. In the event Tenant elects to dispute the determination, Tenant shall, at Tenant's expense, engage an independent architect, approved by Landlord in its reasonable discretion, who shall determine the Rentable Area of the Premises. Upon such determination, Landlord will deliver to Tenant a notice substantially in the form of attached Exhibit E stating the Base Rent based upon the Rentable Area and attaching the certificate executed by the Base Building Architect, or the independent architect approved by Landlord, as applicable, stating the Rentable Area.

        5.2 On each twelve month anniversary of the Rent Commencement Date, including during any Renewal Term (each, an "ADJUSTMENT DATE"), the Base Rent shall be increased by 2.5% over the Base Rent for the immediately preceding twelve month period.

        5.3 Tenant shall pay to Landlord all charges and other amounts required under this Lease as additional rent ("ADDITIONAL RENT") including without limitation the charges for Real Estate Taxes pursuant to Article 6 and insurance maintained by Landlord pursuant to Section 21. All such Additional Rent shall be payable to Landlord at the place where the Base Rent is payable. Landlord will have the same remedies for a default in the payment of any Additional Rent as for a default in the payment of Base Rent.

        5.4 Any unpaid Base Rent or Additional Rent hereunder shall bear interest from the date due until paid at the Interest Rate. In addition, Tenant recognizes that late payment of any Base Rent or Additional Rent due hereunder will result in administrative expense to Landlord, the extent of which expense is difficult and economically impracticable to determine. Therefore, Tenant agrees that if Tenant fails to pay any Base Rent or Additional Rent within five
(5) business days after the date the same is due and payable, an additional late charge of five percent (5%) of the sums so overdue shall become immediately due and payable. Notwithstanding the foregoing, not more than one time in any twelve (12) month period, Tenant shall be entitled to five (5) business days prior written notice prior to such interest or late charge applying. Tenant agrees that the late payment charge is a reasonable estimate of the additional administrative costs and detriment that will be incurred by Landlord as a result of such failure by Tenant. In the event of nonpayment of interest or late charges on overdue Base Rent or Additional Rent, Landlord shall have, in addition to all other rights and remedies, the rights and remedies provided herein and by law for nonpayment of rent.

6.      EXPENSES AND REAL ESTATE TAXES

        6.1 This Lease is intended to be a net lease, and the Base Rent and Additional Rent owing hereunder is to be paid by Tenant absolutely net of all costs and expenses relating to Landlord's ownership and operation of the Building and the Building Common Area, except as expressly otherwise provided herein. The provisions of this Article 6 are intended to pass on to Tenant all such costs and expenses. For purposes of this Article 6, the following terms shall have the meanings hereinafter set forth:

               (a) "TENANT'S SHARE" means the percentage figure so specified in
Article 1.

               (b) "TAX YEAR" means each twelve (12) consecutive month period commencing July 1 of each year during the Term, including any partial year during which the Lease may commence.

               (c) "REAL ESTATE TAXES" means all taxes, assessments and charges levied upon or with respect to the Building or any personal property of Landlord used in the operation thereof, or Landlord's interest in the Building or such personal property. For purposes of this definition of Real Estate Taxes only, references to the "BUILDING" shall mean the Building and land thereunder, or, if the Building and land thereunder are not separately assessed, references in this definition to "Building" shall include the entire Ground Lease Property. (If the Building and the land thereunder are not separately assessed, the allocation of Real Estate Taxes among the buildings on the Ground Lease Property shall be determined as provided in Section 6.2.) Real Estate Taxes shall include, without limitation, all general real property taxes and general and special assessments, charges, fees, or assessments for transit, housing, police, fire, or other governmental services or purported benefits to the Building or the occupants thereof, service payments in lieu of taxes, and any tax, fee, or excise on the act of entering into this Lease or any other lease of space in the Building, or on the use or occupancy of the Building or any part thereof, or on the rent payable under any lease or in connection with the business of renting space in the Building, that are now or hereafter levied or assessed against Landlord by the United States of America, the State of California or any political subdivision thereof, public corporation, district, or any other political or public entity, and shall also include any other tax, fee or other excise, however described, that may be levied or assessed as a substitute for, or as an addition to, in whole or in part, any other Real Estate Taxes, whether or not now customary or in the contemplation of the parties on the date of this Lease. Real Estate Taxes shall not include franchise, transfer, inheritance, or capital stock taxes or income taxes measured by the net income of Landlord from all sources unless, due to a change in the method of taxation, any of such taxes is levied or assessed against Landlord as a substitute for, or as an addition to, in whole or in part, any other tax that would otherwise constitute a Real Estate Tax, or, during the first five years of the Term, any increase in Real Estate Taxes resulting from a transfer of the Building or Landlord's interest therein. Real Estate Taxes shall also include reasonable legal fees, costs, and disbursements incurred in connection with proceedings to contest, determine, or reduce Real Estate Taxes.

        6.2 Commencing on the Rent Commencement Date, Tenant shall pay to Landlord as Additional Rent one twelfth (1/12) of Tenant's Share of the Real Estate Taxes for each Tax Year or portion thereof during the Term, in advance, on or before the first day of each month during such Tax Year, in an amount reasonably estimated by Landlord in a writing delivered to Tenant. Landlord may revise such estimates from time to time and Tenant shall thereafter make payments on the basis of such revised estimates. With reasonable promptness after Landlord has received the tax bills for any Tax Year, Landlord will furnish Tenant with a statement ("LANDLORD'S TAX STATEMENT") setting forth the amount of Real Estate Taxes for such Tax Year and Tenant's Tax Share thereof. If Tenant's Tax Share of the actual Real Estate Taxes for such Tax Year exceeds the estimated Real Estate Taxes paid by Tenant for such Tax Year, Tenant shall pay to Landlord (whether or not this Lease has terminated) the difference between the amount paid by Tenant and Tenant's Tax Share of the actual Real Estate Taxes within fifteen (15) days after the receipt of Landlord's Tax Statement; and if the total amount of estimated Real Estate Taxes paid by Tenant for such Tax Year exceeds Tenant's Tax Share of the actual Real Estate Taxes for such Tax Year, such excess shall be credited against the next installments of Base Rent and/or Additional Rent due from Tenant hereunder, or, if after the Termination Date, such excess shall be refunded to Tenant concurrently with the furnishing of Landlord's Tax Statement. If Real Estate Taxes are not separately assessed between the buildings on the Ground Lease Property, Real Estate Taxes with respect to the land (excluding the buildings) shall be apportioned pro rata based on the respective square footage of the buildings and Real Estate Taxes with respect to the buildings, shall be apportioned between the buildings based on the respective valuations of the buildings, and Tenant's Share of Real Estate Taxes shall be based on the amounts so allocated to the Building.

        6.3 If the Rent Commencement Date or Termination Date shall occur on a date other than the first or last day, respectively, of a Tax Year, Tenant's Tax Share of Real Estate Taxes for the Tax Year in which the Rent Commencement Date or Termination Date occurs shall be prorated based on a 365-day year.

7.      USE OF PREMISES AND CONDUCT OF BUSINESS

        7.1 Tenant shall use and occupy the Premises during the Term of this Lease solely for the uses specified in Article 1 and for no other purpose. At all times during the Term not less than 75% of the Premises shall be used for research and development and not more than 25% shall be used for related administrative purposes. Tenant's use of the Premises shall in all respects comply with all Applicable Laws. Tenant shall not use the Premises or allow the Premises to be used so as to create waste, constitute a nuisance, or disturb other occupants of the Ground Lease Property. Tenant shall not place any loads upon the floors, walls, or ceiling, which endanger the structure, or place any harmful fluids or other materials in the drainage system of the Building, or overload existing electrical or other mechanical systems. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises or outside of the Premises except in trash containers placed inside exterior enclosures designated by Landlord for that purpose or inside of the Premises where approved by Landlord. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain outside the Premises or on any portion of the Building Common Area unless otherwise approved by Landlord in its sole discretion. No loudspeaker or other device, system or apparatus which can be heard outside the Premises shall be used in or at the Premises without the prior written consent of Landlord.

        7.2 Tenant shall have the exclusive right to use the number stated in
Article 1 of parking spaces in the Building Common Area. Tenant agrees that Tenant, Tenant's employees, agents, representatives and/or invitees shall not use parking spaces in areas outside the Building Common Area. The initial location of the parking spaces in the Building Common Area will be shown on Exhibit A. Said parking spaces may be relocated by Landlord from time to time, provided that there shall at all times be not less than 3.3 parking spaces per 1,000 square feet of space of the Building. Landlord shall give Tenant written notice of any change in the location of the parking spaces; provided however, that the parking spaces shall always be located on the Ground Lease Property. Notwithstanding the foregoing, Landlord shall not make any changes to the Building Common Area that would materially interfere with Tenant's use of the Premises. Tenant agrees to assume responsibility for compliance by its employees with the parking provisions contained herein.

8.      INITIAL IMPROVEMENT WORK; ACCEPTANCE; BUILDING CHANGES

        8.1 Landlord shall construct the shell and core of the Building and the parking, landscaping and other improvements described as the "BASE BUILDING WORK" as specified in and in accordance with the provisions of attached Exhibit
B. Landlord will use diligent efforts to cause the construction of the Base Building Work to be completed to the extent necessary for the commencement of the Tenant Improvement Work on or before the Scheduled Date for Delivery of the Premises specified in Exhibit B, subject to delays in such date beyond Landlord's reasonable control and provided that Landlord shall not be required to incur overtime costs and expenses. The Base Building Work will continue to be under progress during the construction of the Tenant Improvement Work and shall be prosecuted in such a manner so as not to cause the completion of the Tenant Improvement Work to be delayed beyond the Scheduled Date for Completion of the Tenant Improvement Work (as defined in Exhibit B) as such date may be extended as provided in Exhibit B. Landlord will, when construction progress so permits, notify Tenant in advance of the approximate date on which the Premises will be available to Tenant for the commencement of the Tenant Improvement Work, and will notify Tenant when the Premises are in fact so available, which latter notice shall constitute delivery of possession of the Premises to Tenant ("DELIVERY OF THE PREMISES") and notice of the Commencement Date of this Lease. Landlord will provide Tenant a certificate furnished by Landlord's architect certifying the date of completion of the Base Building Work. Notwithstanding the foregoing provisions of this Section 8.1 to the contrary, if the contractor for the Tenant Improvement Work is not the same contractor as the contractor for the Base Building Work, then all of the Base Building Work with respect to the interior of the Building shall be completed prior to the commencement of construction of the Tenant Improvement Work.

        8.2 Tenant shall perform all of the Tenant Improvement Work as specified in, and in accordance with, the provisions of attached Exhibit B. Landlord shall provide an allowance (the "TENANT IMPROVEMENT ALLOWANCE") to be applied to the Tenant Improvement Costs in the amount of up to $30.00 per square foot of Rentable Area of the Premises. The exact amount of the Tenant Improvement Allowance shall be determined at the time the Rentable Area of the Building is determined pursuant to Section 5.1. The Tenant Improvement Allowance shall be applied to the actual Tenant Improvement Costs. Any Tenant Improvement Costs in excess of the Tenant Improvement Allowance shall be paid by Tenant. Upon completion of the design and determination of the guaranteed maximum cost of the Tenant Improvement Work, Landlord and Tenant shall establish the estimated total costs for the Tenant Improvement Work as provided in Exhibit B. If the estimated total costs of the Tenant Improvement Work exceeds the amount of the Tenant Improvement Allowance, Tenant shall pay the amount of such difference as provided in Exhibit B. Tenant shall use reasonable efforts to cause the completion of the

Tenant Improvement Work to occur on or before the Scheduled Date for Completion of the Tenant Improvement Work, as such date may be extended in accordance with the provisions of Exhibit B. It is agreed that by occupying the Premises, Tenant formally accepts the same and acknowledges that the Premises are in the condition called for hereunder, subject to latent defects and the Punchlist Items specified by Tenant to Landlord in writing in the certificate of acceptance executed by Tenant pursuant to the provisions of Exhibit B.

        8.3 Without limitation of the foregoing, Tenant represents to Landlord that Tenant is aware that detectable amounts of Hazardous Materials have come to be located on, beneath and/or in the vicinity of the Premises. (See, for example Department of Toxic Substances Control, Cal EPA Remedial Action Orders No. HSA #90/91-020 dated 6/13/91 and Hillview - Porter HSA #88/89-016 dated 12/9/88, as amended, and also HSA #90/91-007 (1681 Page Mill) dated 10/25/90, HSA #90/91-004
(3165 Porter) dated 8/6/90, and HSA #86/87-012EO (3176 Porter) dated 11/12/86).
Tenant has made such investigations and inquiries as it deems appropriate to ascertain the effects, if any, of such substances and contaminants on its operations and persons using the Building and the Building Common Area. Landlord makes no representation or warranty with regard to the environmental condition of the Building or the Ground Lease Property. Tenant, on behalf of itself and Tenant's Agents and their respective successors and assigns, hereby releases Landlord and Landlord's officers, directors, trustees, agents and employees from any and all claims, demands, debts, liabilities, and causes of action of whatever kind or nature, whether known or unknown or suspected or unsuspected which Tenant or any of Tenant's Agents may have, claim to have, or which may hereafter accrue against the released parties or any of them, arising out of or relating to or in any way connected with Hazardous Materials presently in, on or under, or now or hereafter emanating from or migrating onto the Building or the Ground Lease Property, except that this release shall not extend to Landlord's obligations under Section 8.4.

        In connection with the above release, Tenant hereby waives any and all rights conferred upon it by the provisions of Section 1542 of the California Civil Code, which reads as follows:

        "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor", or by the provisions of any similar statute.

        8.4 Landlord agrees to indemnify, defend (by counsel reasonably acceptable to Tenant), and hold Tenant and Tenant's officers, directors and employees, harmless from and against any investigation and remediation costs to the extent resulting from or arising out of the release, treatment, storage, use or disposal of Hazardous Materials in, on or from the Ground Lease Property that are not Tenant's Hazardous Materials including, without limitation, groundwater contamination migrating onto or under the Ground Lease Property from other properties. Landlord's indemnification obligations hereunder shall extend only to actual "out of pocket" remediation costs (including reasonable attorneys' fees, and investigation, oversight and response costs) but shall not include consequential damages or incidental damages such as lost profits or any loss of rental value of the Premises suffered or allegedly suffered by Tenant or any of Tenant's Agents.

        8.5 Landlord reserves the right, at any time and from time to time, to make alterations, additions or improvements to the arcades, plazas and walkways outside the Building provided that any such alterations, additions or improvements shall not materially diminish the quality or quantity of services being provided to the Premises or adversely affect the functional utilization of the Premises.

9.      ALTERATIONS BY TENANT

        9.1 After completion of the Tenant Improvement Work, Tenant shall not make or permit any alterations to the Building Systems, and shall not make or permit any alterations, installations, additions or improvements, structural or otherwise (herein individually called an "ALTERATION" and collectively called "ALTERATIONS") in or to the Premises or the Building without Landlord's prior written consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Landlord's consent shall not be required in the case of interior, non-structural Alterations the total cost of which does not exceed Seventy-Five Thousand Dollars ($75,000). All Alterations shall be done at Tenant's expense, in accordance with any design guidelines established by Landlord and plans and specifications approved by Landlord (unless Landlord approval is not required, in which case Tenant shall provide Landlord in advance with all plans and specifications and other information describing in detail the work to be performed), and subject to all other conditions which Landlord may in its reasonable discretion impose. Landlord may condition its consent to any proposed Alteration requiring Landlord's consent on Tenant's agreement to remove such Alteration and to restore the Building to its condition prior to the making of the Alteration on or before the Termination Date. Tenant shall be solely responsible for obtaining at its sole cost and expense, all permits and approvals required for any Alterations. Tenant shall pay to Landlord upon demand Landlord's reasonable out-of-pocket costs incurred in reviewing plans and specifications and otherwise in connection with Landlord's review of any Alterations requiring Landlord's approval.

        9.2 The following provisions of this Section 9.2 shall apply only to Alterations requiring Landlord's approval:

               (a) Prior to entering into a contract for such Alterations, Tenant shall obtain Landlord's written approval, which approval shall not be unreasonably withheld, of the identity of each of the design architect and the general contractor.

               (b) Before commencing the construction of any such Alterations, Tenant shall procure or cause to be procured the insurance coverage described below in the limits hereinafter provided, and provide Landlord with certificates of such insurance in form reasonably satisfactory to Landlord. All such insurance shall comply with the following requirements of this Section 9.2(b) and Article 21.

                      (i) During the course of construction, to the extent not covered by property insurance maintained by Tenant pursuant to Article 21, comprehensive "all risk" builder's risk insurance, including vandalism and malicious mischief, excluding earthquake and flood, covering all improvements in place on the Premises, all materials and equipment stored at the site and furnished under contract, and all materials and equipment that are in the process of fabrication at the premises of any third party or that have been placed in due course of transit to the Premises when such fabrication or transit is at the risk of, or when title to or an insurable interest in such materials or equipment has passed to, Tenant or its construction manager, contractors or subcontractors (excluding any contractors', subcontractors' and construction managers' tools and equipment, and property owned by the employees of the construction manager, any contractor or any subcontractor), such insurance to be written on a completed value basis in an amount not less than the full estimated replacement value of Alterations.

                      (ii) Comprehensive liability insurance covering Tenant, Landlord and each construction manager, contractor and subcontractor engaged in any work on the Premises, which insurance may be effected by endorsement, if obtainable, on the policy required to be carried pursuant to Article 21, including insurance for completed operations, elevators, owner's, construction manager's and contractor's protective liability, products completed operations for three (3) years after the date of acceptance of the work by Tenant, broad form blanket contractual liability, broad form property damage and full form personal injury (including but not limited to bodily injury), covering the performance of all work at or from the Premises by Tenant, its construction manager, contractors and subcontractors, and in a liability amount not less than the amount at the time carried by prudent owners of comparable construction projects in the Santa Clara valley, but in any event not less than Two Million Dollars ($2,000,000) combined single limit, which policy shall contain a cross-liability clause or separation of insureds provision and an endorsement deleting the property damage exclusion as to explosion, underground, and collapse hazards, and shall include thereunder for the mutual benefit of Landlord and Tenant, bodily injury liability and property damage liability automobile insurance on any non-owned, hired or leased automotive equipment used in the construction of any work.

                      (iii) Workers' Compensation Insurance, or self insurance approved by the State of California, in the amounts and coverages required under workers' compensation, disability and similar employee benefit laws applicable to the Premises, and Employer's Liability Insurance with limits not less than One Million Dollars ($ 1,000,000) or such higher amounts as may be required by law.

        9.3    The following provisions of this Section 9.3 shall apply to all
Alterations:

               (a) All construction and other work in connection with any Alterations shall be done at Tenant's sole cost and expense and in a prudent and first class manner. Tenant shall construct the Alterations in strict accordance with all Applicable Laws, and with plans and specifications that are in accordance with the provisions of this Article 9 and all other provisions of this Lease. Alterations shall be at least equal in quality to the Initial Improvements as initially constructed.

               (b) Prior to the commencement of any construction, alteration, addition, improvements, repair or landscaping in excess of Ten Thousand Dollars ($10,000), Landlord shall have the right to post in a conspicuous location on the Premises as well as to record with the County of Santa Clara, a Notice of Landlord's Nonresponsibility. Tenant covenants and agrees to give Landlord at least ten (10) days prior written notice of the commencement of any such construction, alteration, addition, improvement, repair or landscaping in order that Landlord shall have sufficient time to post such notice.

               (c) Tenant shall take all necessary safety precautions during any construction.

               (d) Tenant shall prepare and maintain (i) on a current basis during construction, annotated plans and specifications showing clearly all changes, revisions and substitutions during construction, and (ii) upon completion of construction, as-built drawings showing clearly all changes, revisions and substitutions during construction, including, without limitation, field changes and the final location of all mechanical equipment, utility lines, ducts, outlets, structural members, walls, partitions and other significant features. These as-built drawings and annotated plans and specifications shall be kept at the Premises and Tenant shall update them as often as necessary to keep them current. The as-built drawings and annotated plans and specifications shall be made available for copying and inspection by Landlord at all reasonable times.

               (e) Upon completion of the construction of any Alterations in excess of Ten Thousand Dollars ($10,000) during the Term, Tenant shall file for recordation, or cause to be filed for recordation, a notice of completion and shall deliver to Landlord evidence satisfactory to Landlord of payment of all costs, expenses, liabilities and liens arising out of or in any way connected with such construction (except for liens that are contested in the manner provided herein).

        9.4 Except as provided in Section 9.5, all appurtenances, fixtures, improvements, equipment, additions and other property attached to or installed in the Premises at the commencement of or during the Term, whether temporary or permanent in nature, shall immediately be and remain the property of Landlord and at the end of the Term, all such appurtenances, fixtures, improvements, equipment, additions and property shall, at Landlord's option, either remain on the Premises without compensation to Tenant, or be removed in accordance with
Section 9.5. At the request of Tenant, Landlord will notify Tenant in writing at the time of Landlord's approval whether or not the proposed Alterations will be required to be removed. Tenant shall have no obligation to remove any (a) Tenant Improvement Work, or (b) any Alterations that Landlord has specified in writing would not be required to be removed.

        9.5 All furniture, furnishings, equipment and articles of movable personal property installed in the Premises by or for the account of Tenant and not paid for by the Tenant Improvement Allowance (except for ceiling and related fixtures, HVAC equipment and floor coverings), and which can be removed without structural or other material damage to the Building (all of which are herein called "TENANT'S PROPERTY") shall be and remain the property of Tenant and may be removed by it at any time during the Term; provided, however, that any equipment or other property which was paid for by the Tenant Improvement Allowance or which is a replacement for items originally paid for by the Tenant Improvement Allowance shall not be considered Tenant's Property. Upon the Termination Date, Tenant shall have removed from the Premises all of Tenant's Property except such items as the parties have agreed are to remain and to become the property of Landlord and, upon the request of Landlord, Tenant, at its sole cost and expense, shall also remove any Alterations designated by Landlord to be removed and not previously specified by Landlord as not required to be removed. Tenant shall be entitled to remove any Alteration provided that Tenant shall restore the Premises to its condition prior to the making of such Alteration. Tenant shall repair or pay the cost of repairing any damage to the Building resulting from such removal. If Tenant fails to perform such obligations, Landlord, without limitation of any other right or remedy, may perform such obligations at Tenant's expense and Tenant shall promptly reimburse Landlord upon demand for all costs and expenses incurred by Landlord in connection therewith. Tenant's obligations under this Section 9.5 shall survive the termination of this Lease. Any items of Tenant's Property which shall remain in the Premises after the Termination Date may, at the option of Landlord, be deemed abandoned and in such case may either be retained by Landlord as its property or be disposed of, without accountability, at Tenant's expense in such manner as Landlord may see fit.

10.     REPAIRS AND MAINTENANCE

        10.1 Landlord, at Landlord's sole cost and expense, will repair and maintain the foundation, structural walls and structural elements of the roof (the "BUILDING STRUCTURE") in a first class condition in accordance with the standards of the Stanford Research Park subject to ordinary wear and tear, casualty and condemnation and any acts of Tenant. Landlord shall not be liable for any failure to make any repair or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need for such repair or maintenance is received by Landlord. If Landlord's failure to make such repair or undertake such maintenance within a reasonable time after receipt of Tenant's notice of the need for such repair poses a serious risk of harm to Tenant or Tenant's Agents or material interference with the conduct of Tenant's operations in the Premises, Tenant shall so notify Landlord and if Landlord fails to promptly commence such repair or maintenance Tenant shall be entitled to undertake such repair or maintenance and to make a claim against Landlord for reimbursement for the reasonable costs of such repair or maintenance. There shall be no abatement of rent and, except to the extent caused by the gross negligence or willful misconduct of Landlord, no liability of Landlord, by reason of any injury to Tenant's business or interference with Tenant's business arising from the making of any repairs, alterations or improvements to any portion of the Building or to fixtures, appurtenances and equipment therein. In the conduct of any such repairs or maintenance, Landlord shall use prudent efforts to minimize, to the extent practicable, interference with the conduct of Tenant's operations in the Premises. At Tenant's request, Landlord will conduct such repairs or maintenance during non-business hours, provided that Tenant pays all overtime or other additional costs resulting therefrom.

        10.2 During the Term, Tenant shall, at its own cost and expense and without any cost or expense to Landlord, keep and maintain the Building (other than the Building Structure) and the Building Common Area and every part thereof, and the equipment, fixtures and improvements therein, including, without limitation, the Building Systems, in a first class condition in accordance with the standards of the Stanford Research Park, subject to ordinary wear and tear, casualty and condemnation and any acts of Landlord, and in compliance with all Applicable Laws. Tenant shall promptly make all repairs, replacements and alterations necessary to maintain the Building (other than the Building Structure) and the Building Common Area in such first class condition and in compliance with all Applicable Laws and to avoid any structural damage or injury to the Premises. All repairs and replacements by Tenant shall be made and performed: (a) at Tenant's cost and expense, (b) by contractors or mechanics approved by Landlord, (c) so that same shall be at least equal in quality, value and utility to the original work or installation, and (d) in accordance with all Applicable Laws. Except as otherwise expressly provided in this Lease, Landlord shall not be obligated to make to the Premises any repairs, replacements or renewals of any kind, nature or description whatsoever and Tenant hereby expressly waives any right to terminate this Lease and any right to make repairs at Landlord's expense under Sections 1932(l), 1941 and 1942 of the California Civil Code, or any amendments thereof or any similar law, statute or ordinance now or hereafter in effect.

11.     LIENS

        Tenant shall keep the Premises free from any liens arising out of any work performed, material furnished or obligations incurred by or for Tenant. If Tenant shall not, within ten (10) days following the imposition of any such lien, cause the lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right but not the obligation to cause any such lien to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith (including, without limitation, reasonable counsel fees) shall be payable to Landlord by Tenant upon demand. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law or that Landlord shall deem proper for the protection of Landlord, the Premises, and the Building, from mechanics' and materialmen's liens. Tenant shall give to Landlord at least five (5) business days' prior written notice of commencement of any repair or construction on the Premises.

12.     UTILITIES

        Tenant shall be solely responsible for and shall make and all arrangements for and shall pay for all utilities and services furnished to or used at the Premises, including, without limitation, all water, gas, electricity, telephone and other electronic communications service, sewer service, waste pick-up and any other utilities, materials or services furnished directly to the Premises.

13.     COMPLIANCE WITH LAWS AND INSURANCE REQUIREMENTS

        13.1 Tenant, at Tenant's cost and expense, shall comply with all Applicable Laws. Without in any way limiting the generality of the foregoing obligation of Tenant, except as expressly provided in attached Exhibit B with respect to the Base Building Work, Tenant shall be solely responsible for compliance with and shall make or cause to be made all such improvements and alterations to the Premises (including, without limitation, removing such barriers and providing such alternative services) as shall be required by the Americans with Disabilities Act of 1990, 42 USC 12111 et seq. (the "ADA"), and Title 24 of the California Code of Regulations as the same may be amended from time to time, or by any similar or successor law and the rules promulgated thereunder. Tenant's liability shall be primary and Tenant shall indemnify Landlord in accordance with Section 21.1 in the event of any failure or alleged failure of Tenant to comply. Any work or installations made or performed by or on behalf of Tenant or any person or entity claiming through or under Tenant pursuant to the provisions of this Article 13 shall be made in conformity with and subject to the provisions of Article 9.

        13.2 Tenant shall not do anything, or permit anything to be done, in or about the Premises that would: (a) invalidate or be in conflict with the provisions of any fire or other insurance policies covering the Building or any property located therein, or (b) result in a refusal by fire insurance companies of good standing to insure the Building or any such property in amounts reasonably satisfactory to Landlord, or (c) subject Landlord to any liability or responsibility for injury to any person or property by reason of any business operation being conducted in the Premises. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body that shall hereafter perform the function of such Association.

14.     SUBORDINATION

        14.1 Without the necessity of any additional documentation, this Lease shall be subject and subordinate at all times to: (a) all reciprocal easement agreements, the Ground Lease, the sublease between Landlord and the Ground Lessee (the "SUBLEASE"), and any other ground leases or underlying leases which may now exist or hereafter be executed affecting any or all of the Building (provided that Landlord agrees not to enter into any easement agreement that would materially interfere with Tenant's access to the Premises or use of Tenant's parking area), and (b) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Building, the ground leases or underlying leases, or Landlord's interest or estate in any of said items, is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated to this Lease any of the items referred to in clause (a) or (b) above. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, (i) no person or entity which as a result of the foregoing succeeds to the interest of the Landlord under the Lease, (any such person or entity being herein referred to as a "SUCCESSOR") shall be liable for any default by Landlord or any other matter that occurred prior to the date such Successor succeeded to Landlord's interest in this Lease, and (ii) Tenant shall, notwithstanding any subordination, attorn to and become the tenant of the Successor. Notwithstanding anything to the contrary contained herein, if the Ground Lease terminates for any reason whatsoever, this Lease shall remain in full force and effect. The provisions of this Article 14 shall be self-operative and no further instrument shall be required. Tenant covenants and agrees, however, to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any reasonable additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases, underlying leases, reciprocal easement agreements or similar documents or instruments, or with respect to the lien of any such mortgage or deed of trust and Tenant's failure to execute and deliver any such document within ten (10) business days after such demand by Landlord shall constitute an Event of Default under this Lease. Notwithstanding the foregoing, Tenant shall not be required to effectuate such subordination unless the mortgagee or trustee named in such mortgage, deed of trust or other encumbrance or the parties to such ground or underlying lease, shall first agree in writing, for the benefit of Tenant, that so long as Tenant is not in default under any of the provisions, covenants or conditions of this Lease on the part of Tenant to be kept and performed beyond any notice and applicable cure periods, that neither this Lease nor any of Tenant's rights hereunder shall be terminated or modified or be subject to termination or modification, nor shall Tenant's possession of the Premises be disturbed or interfered with, by any Trustee's sale or by an action or proceeding to foreclose said mortgage, deed of trust or other encumbrance or termination of such ground or underlying lease. Should a lender or prospective lender providing financing for the Building, or a prospective purchaser of the Building require financial statements relating to Tenant, Tenant shall submit to such lender or prospective lender or purchaser any such financial statements, and shall keep such reports current so long as such lender or prospective lender or purchaser shall require, provided that Tenant shall not be required to produce any financial statements that Tenant does not prepare and maintain in the normal course of its business. Landlord agrees to use its best efforts to maintain the confidentiality of all information regarding Tenant's business obtained pursuant to this Article 14.

15.     LANDLORD'S INABILITY TO PERFORM

        If Landlord is unable to perform, or is delayed in performing, any construction, installations, decorations, repairs, alterations, additions or improvements, under this Lease, or is unable to fulfill or is delayed in fulfilling any of Landlord's other obligations under this Lease, by reason of acts of God, accidents, breakage, repairs, strikes, lockouts, other labor disputes, inability to obtain utilities or materials or by any other reason beyond Landlord's reasonable control, then no such inability or delay by Landlord shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Base Rent or Additional Rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience, annoyance, interruption, injury or loss to or interference with Tenant's business or use and occupancy or quiet enjoyment of the Premises or any loss or damage occasioned thereby. Tenant hereby waives and releases any right to terminate this Lease under Section 1932(l) of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect.

16.     DESTRUCTION

        16.1 If the Premises or the Building or any portion thereof (whether or not the Premises are affected) are damaged by fire or other casualty, Landlord shall forthwith repair the same (including the Tenant Improvement Work and any Tenant's Alterations that, pursuant to Section 9.4, Landlord has specified would not be required to be removed) provided that such repairs can be made under the laws and regulations of the federal, state and local governmental authorities having jurisdiction thereof within six (6) months after the date of such damage (or in the case of damage occurring during the last twelve (12) months of the Term, provided that such repairs can be made within sixty (60) days after the date of such damage) and are fully covered (except for any deductible) by proceeds of insurance required to be maintained by Landlord pursuant to Section
21.7 hereof, and, in the case of damage resulting from earthquake, the cost of such repairs that is not fully covered by insurance proceeds does not exceed five percent (5%) of the replacement cost of the Building. In such event, this Lease shall remain in full force and effect except that Tenant shall be entitled to a proportionate reduction of Base Rent and Tenant's Share of Real Estate Taxes from the date of such casualty and during the period such repairs are being made by a proportionate amount based upon the extent of interference with Tenant's operations in the Premises. As soon as reasonably practicable but in any event within sixty (60) days after the date of such damage, Landlord shall notify Tenant whether or not the aforesaid requirements are met. If such requirements are not met, Landlord shall have the option, exercisable within sixty (60) days after the date of such damage either to: (a) notify Tenant of Landlord's intention to repair such damage, in which event this Lease shall continue in full force and effect (unless terminated by Tenant pursuant to Section 16.2 below); Landlord shall diligently prosecute such repairs to completion, and the Base Rent and Tenant's Share of Real Estate Taxes shall be reduced as provided herein; or (b) notify Tenant of Landlord's election to terminate this Lease as of a date specified in such notice, which date shall be not less than thirty (30) nor more than sixty (60) days after notice is given. If such notice to terminate is given by Landlord, this Lease shall terminate on the date specified in such notice.

        16.2 If the Premises are damaged by fire or other casualty, or the Building is damaged by fire or other casualty to such extent that the Premises are rendered inaccessible or substantially unusable by Tenant for the conduct of its operations, Landlord has not exercised its right to terminate this Lease, and Landlord has notified Tenant that the necessary repairs thereof cannot be completed within nine (9) months (or in the case of damage occurring in the last twelve (12) months of the Term, within sixty (60) days), then Tenant shall have the option, exercisable within thirty (30) days after receipt of Landlord's notice, to terminate this Lease as of a date specified in such notice which shall not be more than sixty (60) days after such notice is given. If such notice to terminate is given by Tenant, this Lease shall terminate on the date specified in such notice.

        16.3 In case of termination pursuant to Sections 16.1 or 16.2 above, the Base Rent and Tenant's Share of Real Estate Taxes shall be reduced by a proportionate amount based upon the extent to which such damage interfered with the business carried on by Tenant in the Premises, and Tenant shall pay such reduced Base Rent and Real Estate Taxes up to the date of termination. Landlord agrees to refund to Tenant any Base Rent and Additional Rent previously paid for any period of time subsequent to such date of termination or otherwise in excess of the amount due hereunder. The repairs to be made hereunder by Landlord shall not include, and Landlord shall not be required to repair, any damage by fire or other cause to the property of Tenant or the Tenant Improvement Work or any damage caused by the negligence of Tenant, its contractors, agents, licensees or employees or any repairs or replacements of any paneling, decorations, railings, floor coverings, or any Alterations, additions, fixtures or improvements installed on the Premises by or at the expense of Tenant.

        16.4 If Landlord elects or is required hereunder to repair, reconstruct or restore the Premises after any damage or destruction thereto, Tenant shall be responsible for, at its own expense and at its election, the repair and replacement of Tenant's Property and any Alterations (other than any Alterations that, pursuant to Section 9.4, Landlord has specified would not be required to be removed). Tenant hereby waives the provisions of Section 1932(2) and Section 1933(4) of the California Civil Code, or any other statute or law that may be in effect at the time of the occurrence of any such damage or destruction, under which a lease is automatically terminated or a tenant is given the right to terminate a lease upon such an occurrence.

        16.5 Tenant shall have no interest in or claim to any portion of the proceeds of any insurance maintained by Landlord. If Landlord is entitled and elects not to rebuild the Premises hereunder, Landlord shall relinquish to Tenant such claim as Landlord may have for any part of the proceeds of any insurance maintained by Tenant under Section 21.2(b) of this Lease. Except as otherwise provided herein, Landlord shall have no interest in or claim to any portion of the proceeds of any insurance maintained by Tenant under Section 21.2(b).

        16.6 If Landlord is required or elects to make any repairs, reconstruction or restoration of any damage or destruction to the Premises under any of the provisions of this Article 16, Tenant shall not be entitled to any damages by reason of any inconvenience or loss sustained by Tenant as a result thereof. During the period commencing with the date of any such damage or destruction that Landlord is required or elects hereunder to repair, reconstruct or restore, and ending with the completion of such repairs, reconstruction or restoration the Base Rent and Tenant's Share of Real Estate Taxes shall be proportionately reduced based upon the extent to which such damage and the making of such repairs by Landlord shall interfere with the business carried on by Tenant in the Premises. The full amount of Base Rent and Tenant's Share of Real Estate Taxes shall again become payable immediately upon the completion of such work of repair, reconstruction or restoration. Except as expressly hereinabove provided, there shall be no reduction, change or abatement of any rental or other charge payable by Tenant to Landlord hereunder, or in the method of computing, accounting for or paying the same.

17.     EMINENT DOMAIN

        17.1 If all or any part of the Premises shall be taken as a result of the exercise of the power of eminent domain or any transfer in lieu thereof, this Lease shall terminate as to the part so taken as of the date of taking, and, in the case of a partial taking of the Premises, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Premises by written notice to the other within thirty (30) days after the eminent domain proceeding is final, provided, however, that a condition to the exercise by Tenant of such right to terminate shall be that the portion of the Premises taken shall be of such extent and nature as substantially to handicap, impede or impair Tenant's use of the balance of the Premises. If any material part of the Building Common Area shall be taken as a result of the exercise of the power of eminent domain or any transfer in lieu thereof, whether or not the Premises are affected, Landlord shall have the right to terminate this Lease by written notice to Tenant given within thirty (30) days after the date that the eminent domain proceeding is final. If any material part of the Building Common Area shall be taken as a result of the exercise of the power of eminent domain or any transfer in lieu thereof, such that Tenant's access to or use of the Premises is materially adversely affected, Tenant shall have the right to terminate this Lease by written notice to Landlord given within thirty (30) days after the date that the eminent domain proceeding is final. In the event of any taking, Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection therewith, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease or otherwise; provided that Landlord shall have no claim to any portion of the award that is specifically allocable to Tenant's relocation expenses or the interruption of or damage to Tenant's business or for Tenant's Property. In the event of a partial taking of the Premises which does not result in a termination of this Lease, the Base Rent thereafter to be paid shall be adjusted as follows:


               (a) During the period between the date of such actual taking and the completion of said repairs, reconstruction or restoration, Tenant shall be entitled to a reduction of Base Rent and Tenant's Share of Real Estate Taxes by a proportionate amount based upon the extent of interference with Tenant's operations in the Premises.

               (b) Upon completion of said repairs, reconstruction or restoration, and thereafter throughout the remainder of the Lease Term, the Base Rent shall be recalculated based on the remaining total number of square feet of Rentable Area of the Premises.

               (c) A voluntary sale by Landlord of all or any part of the Building or the Building Common Area to any public or quasi-public body, agency or person, corporate or otherwise, having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed to be a taking under the power of eminent domain for the purposes of this Article 17.

        17.2 Notwithstanding any other provision of this Article 17, if a taking occurs with respect to all or any portion of the Premises for a period of twelve months or less, this Lease shall remain unaffected thereby and Tenant shall continue to pay Base Rent and Additional Rent and to perform all of the terms, conditions and covenants of this Lease, provided that Tenant shall have the right to terminate this Lease if the taking continues beyond twelve months. In the event of any such temporary taking, and if this Lease is not terminated, Tenant shall be entitled to receive all of the award which represents compensation for the use or occupancy of the Premises during the Term.

        17.3 Tenant hereby waives and releases any right to terminate this Lease in whole or in part under Sections 1265.120 and 1265.130 of the California Code of Civil Procedure or under any similar law, statute or ordinance now or hereafter in effect.

18.     ASSIGNMENT AND SUBLETTING

        18.1 Tenant shall not directly or indirectly (including, without limitation, by merger, acquisition, or other transfer of any controlling interest in Tenant), voluntarily or by operation of law, sell, assign, encumber, pledge or otherwise transfer or hypothecate all or any part of its interest in or rights with respect to the Premises or its leasehold estate hereunder (collectively, "ASSIGNMENT", or permit all or any portion of the Premises to be occupied by anyone other than itself or sublet all or any portion of the Premises (collectively, "SUBLEASE" without Landlord's prior written consent in each instance, as provided herein below, which consent, subject to the remaining provisions of this Article 18, shall not be unreasonably withheld.

        18.2 If Tenant desires to enter into an Assignment of this Lease or a Sublease of the Premises or any portion thereof, it shall give written notice (herein called "NOTICE OF PROPOSED TRANSFER") to Landlord of Tenant's intention to do so, which notice shall contain (i) the name and address of the proposed assignee, subtenant or occupant ("TRANSFEREE"), (ii) the nature of the proposed Transferee's business to be carried on in the Premises, (iii) the terms and provisions of the proposed Assignment or Sublease and (iv) such financial information as Landlord may reasonably request concerning the proposed Transferee. Without limitation of any other provision hereof, it shall not be unreasonable for Landlord to withhold its consent if (x) an Event of Default has occurred, (y) the use of the Premises would not comply with the provisions of this Lease, or (z) in Landlord's reasonable judgment, the proposed Transferee does not have the financial capability to perform its obligations under the Lease.

        18.3 Landlord shall use reasonable efforts to respond to Tenant's request for approval within thirty (30) days after receipt of the Notice of Proposed Transfer. If Landlord approves the proposed Assignment or Sublease, Tenant may, not later than ninety (90) days thereafter, enter into such Assignment or Sublease with the proposed Transferee upon the terms and conditions set forth in the Notice of Proposed Transfer, and fifty percent (50%) of the Excess Rent received by Tenant shall be paid to Landlord as and when received by Tenant. For purposes hereof "EXCESS RENT" means any rent or other consideration received by Tenant in excess of (i) the Base Rent and Additional Rent payable hereunder (or the amount thereof proportionate to the portion of the Premises subject to such Sublease in the case of a sublease of a portion of the Premises) and (ii) reasonable brokerage commissions and tenant improvement costs incurred in connection with such Sublease or Assignment. In addition "EXCESS RENT" shall not include any portion of Rent payable by the Transferee that is attributable to the value of Tenant Improvement Work paid for by Tenant.

        18.4 In addition to Landlord's other rights hereunder, Landlord shall have the right at any time within thirty (30) days after Landlord's receipt of the Notice of Proposed Transfer with respect to a sublease for substantially the remaining term of this Lease or with respect to an Assignment, by written notice to Tenant, to elect to terminate this Lease as to the portion (or all as applicable) of the Premises that is specified in the Notice of Proposed Transfer. If Landlord elects to terminate the Lease pursuant hereto, Landlord shall be entitled to enter into a lease with respect to the Premises (or portion thereof specified in said Notice of Proposed Transfer) with the proposed Transferee identified in Tenant's notice.

        18.5 No Sublease or Assignment by Tenant nor any consent by Landlord thereto shall relieve Tenant of any obligation to be performed by Tenant under this Lease. Any Sublease or Assignment that is not in compliance with this
Article 18 shall be null and void and, at the option of Landlord, shall constitute a noncurable default by Tenant under this Lease and Landlord shall be entitled to pursue any right or remedy available to Landlord under the terms of this Lease or under the laws of the State of California. The acceptance of any rent or other payments by Landlord from a proposed Transferee shall not constitute consent to such Sublease or Assignment by Landlord or a recognition of any Transferee, or a waiver by Landlord of any failure of Tenant or other Transferor to comply with this Article 18.

        18.6 Notwithstanding anything in this Article 18 to the contrary, but subject to the provisions of Section 18.7 below, Landlord's prior written consent shall not be required for a transfer of corporate shares by bequest or inheritance between or among the present majority stockholders of Tenant, to their immediate family, or any trust created for the benefit of such immediate family member or members; or any assignment of this Lease to any of the following: (i) a subsidiary, affiliate, division or corporation controlled by, controlling, or under common control with Tenant; (ii) a successor corporation related to Tenant by merger, consolidation, or non-bankruptcy reorganization, (iii) a purchaser of substantially all of Tenant's assets, or (iv) in the case of a public offering of the stock of Tenant, the purchasers of Tenant's capital stock; provided that after such assignment or transfer the operation of the business conducted in the Premises shall be in the manner required by this Lease. For purposes of the preceding sentence, the term "CONTROL" means owning directly or indirectly fifty percent (50%) or more of the beneficial interest in such entity, or having the direct or indirect power to control the management policies of such person or entity, whether through ownership, by contract or otherwise.

        In addition, Landlord's consent shall not be required for the granting of a security interest in any removable equipment installed by Tenant in the Premises, provided that such security interest shall require that any foreclosure and removal of such equipment shall be undertaken promptly and any damage caused by such removal shall be repaired at no cost to Landlord.

        Tenant agrees to inform Landlord in writing within thirty (30) days of any assignment or other transfer or granting of any security interest referred to in this Section 18.6.

        18.7 With respect to any Assignment, any Transferee approved by Landlord shall, from and after the effective date of the Assignment, assume all obligations of Tenant under this Lease and shall be and remain liable jointly and severally with Tenant for the payment of Rent and Additional Rent, and for the performance of all of the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed for the Term. No Assignment shall be binding on Landlord unless Tenant or Transferee shall deliver to Landlord a counterpart of the Assignment and an instrument that contains a covenant of assumption by such Transferee satisfactory in substance and form to Landlord, and consistent with the requirements of this Section 18.7. Any failure or refusal of such Transferee to execute such instrument of assumption shall constitute a default under this Lease but shall not release or discharge such Transferee from its liability as set forth above.

19.     DEFAULT

        19.1 The occurrence of any of the following shall be an Event of Default on the part of Tenant hereunder:

               (a) Failure to pay any part of the Base Rent or Additional Rent herein reserved, or any other sums of money that Tenant is required to pay hereunder at the times or in the manner herein provided, when such failure shall continue for a period of five (5) days after written notice thereof from Landlord to Tenant; any such notice shall be deemed to be the notice required under California Code of Civil Procedure Section 1161. No such notice shall be deemed a forfeiture or a termination of this Lease unless Landlord expressly so elects in such notice.

               (b) Failure to perform any nonmonetary provision of this Lease when such failure shall continue for a period of thirty (30) days, or such other period as is expressly set forth herein, after written notice thereof from Landlord to Tenant; any such notice shall be deemed to be the notice required under California Code of Civil Procedure Section 1161; provided that if the nature of the default is such that more than thirty (30) days are reasonably required for its cure, then an Event of Default shall not be deemed to have occurred if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently and continuously prosecute such cure to completion. No such notice shall be deemed a forfeiture or a termination of this Lease unless Landlord expressly so elects in such notice.

               (c) The abandonment of the Premises.

               (d) Tenant shall admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy, insolvency, reorganization, dissolution or liquidation under any law or statute of any government or any subdivision thereof either now or hereafter in effect, make an assignment for the benefit of its creditors, consent to or acquiesce in the appointment of a receiver of itself or of the whole or any substantial part of the Premises.

               (e) A court of competent jurisdiction shall enter an order, judgment or decree appointing a receiver of Tenant or of the whole or any substantial part of the Premises and such order, judgment or decree shall not be vacated, set aside or stayed within forty-five (45) days after the date of entry of such order, judgment, or decree, or a stay thereof shall be thereafter set aside.

               (f) A court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against Tenant under any bankruptcy, insolvency, reorganization, dissolution or liquidation law or statute of the Federal government or any state government or any subdivision of either now or hereafter in effect, and such order, judgment or decree shall not be vacated, set aside or stayed within forty-five (45) days from the date of entry of such order, judgment or decree, or a stay thereof shall be thereafter set aside.

        19.2 Upon the occurrence of an Event of Default, Landlord shall have the following rights and remedies:

               (a) The right to terminate this Lease, in which event Tenant shall immediately surrender possession of the Premises in accordance with
Article 40, and pay to Landlord all Base Rent, Additional Rent and other charges and amounts due from Tenant hereunder to the date of termination.

               (b) The rights and remedies described in California Civil Code
Section 1951.2, including without limitation, the right to recover the worth at the time of award of the amount by which the Base Rent, Additional Rent and other charges payable hereunder for the balance of the Term after the time of award exceed the amount of such rental loss for the same period that Tenant proves could be reasonably avoided, as computed pursuant to subdivision (b) of said Section 1951.2, and the right to recover any amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom which, without limiting the generality of the foregoing, includes unpaid taxes and assessments, any direct costs or expenses incurred by Landlord in recovering possession of the Premises, maintaining or preserving the Premises after such default, preparing the Premises for reletting to a new tenant, any repairs or alterations to the Premises for such reletting, leasing commissions, architect's fees and any other costs necessary or appropriate either to relet the Premises or, if reasonably necessary in order to relet the Premises, to adapt them to another beneficial use by Landlord and such amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law.

               (c) The right's and remedies described in California Civil Code
Section 1951.4 that allow Landlord to continue this Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover Base Rent, Additional Rent and other charges payable hereunder as they become due, for so long as Landlord does not terminate Tenant's right to possession. Acts of maintenance or preservation, efforts to relet the Premises or the appointment of a receiver upon Landlord's initiative to protect its interest under this Lease shall not constitute a termination of Tenant's right to possession.

               (d) The right and power, as attorney in fact for Tenant, to enter and to sublet the Premises, to collect rents from all subtenants and to provide or arrange for the provision of all services and fulfill all obligations of Tenant under any permitted subleases and Landlord is hereby authorized on behalf of Tenant, but shall have absolutely no obligation, to provide such services and fulfill such obligations and to incur all such expenses and costs as Landlord deems necessary in connection therewith. Tenant shall be liable immediately to Landlord for all direct costs and expenses Landlord reasonably incurs in collecting such rents and arranging for or providing such services or fulfilling such obligations. Landlord is hereby authorized, but not obligated, to relet the Premises or any part thereof on behalf of Tenant, to incur such expenses as may be necessary to effect a relet and make said relet for such term or terms, upon such conditions and at such rental as Landlord in its sole discretion may deem proper. Tenant shall be liable immediately to Landlord for all reasonable costs Landlord incurs in reletting the Premises including, without limitation, brokers' commissions, expenses of remodeling the Premises required by the reletting. If Landlord relets the Premises or any portion thereof, such reletting shall not relieve Tenant of any obligation hereunder, except that Landlord shall apply the rent or other proceeds actually collected by it as a result of such reletting against any amounts due from Tenant hereunder to the extent that such rent or other proceeds compensate Landlord for the nonperformance of any obligation of Tenant hereunder. Such payments by Tenant shall be due at such times as are provided elsewhere in this Lease, and Landlord need not wait until the termination of this Lease, by expiration of the Term hereof or otherwise, to recover them by legal action or in any other manner. Landlord may execute any lease made pursuant hereto in its own name, and the tenant thereunder shall be under no obligation to see to the application by Landlord of any rent or other proceeds, nor shall Tenant have any right to collect any such rent or other proceeds. Landlord shall not by any reentry or other act be deemed to have accepted any surrender by Tenant of the Premises or Tenant's interest therein, or be deemed to have otherwise terminated this Lease, or to have relieved Tenant of any obligation hereunder, unless Landlord shall have given Tenant express written notice of Landlord's election to do so as set forth herein.

               (e) The right to have a receiver appointed upon application by Landlord to take possession of the Premises and to collect the rents or profits therefrom and to exercise all other rights and remedies pursuant to Section 19.2(d).

               (f) The right to enjoin, and any other remedy or right now or hereafter available to a Landlord against a defaulting Tenant under the laws of the State of California or the equitable powers of its courts, and not otherwise specifically reserved herein.

        19.3 Except as otherwise expressly provided in this Article 19, Tenant hereby expressly waives, so far as permitted by law, the service of any notice of intention to enter or re-enter provided for in any statute, or of the institution of legal proceedings to that end, and Tenant, for and on behalf of itself and all persons claiming through or under Tenant, also waives any right of redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 or 1179, or under any other present or future law, if Tenant is evicted or Landlord takes possession of the Premises by reason of any Event of Default.

        19.4 The various rights and remedies reserved to Landlord herein, including those not specifically described herein, shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity and the exercise of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity shall not preclude the simultaneous or later exercise by Landlord of any or all other rights and remedies.

20.     LANDLORD'S RIGHT TO CURE TENANT'S DEFAULTS

        If Tenant shall fail or neglect to do or perform any act or thing herein provided by it to be done or performed and such failure shall not be cured within any grace period provided herein, then Landlord may, but shall not be required to, make any payment payable by Tenant hereunder, discharge any lien, take out, pay for and maintain any insurance required hereunder, or do or perform or cause to be done or performed any such other act or thing (entering upon the Premises for such purposes, if Landlord shall so elect), and Landlord shall not be or be held liable or in any way responsible for any loss, disturbance, inconvenience, annoyance or damage resulting to Tenant on account thereof, and Tenant shall repay to Landlord upon demand the entire reasonable cost and expense thereof, including, without limitation, compensation to the agents, consultants and contractors of Landlord and reasonable attorneys' fees and expenses. Landlord may act upon shorter notice or no notice at all if necessary in Landlord's reasonable judgment to meet an emergency situation or governmental or municipal time limitation or to protect Landlord's interest in the Premises. Landlord shall not be required to inquire into the correctness of the amount of validity or any tax or lien that may be paid by Landlord and Landlord shall be duly protected in paying the amount of any such tax or lien claimed and in such event Landlord also shall have the full authority, in Landlord's sole judgment and discretion and without prior notice to or approval by Tenant, to settle or compromise any such lien or tax. Any act or thing done by Landlord pursuant to the provisions of this Article shall not be or be construed as a waiver of any such default by Tenant, or as a waiver of any term, covenant, agreement or condition herein contained or of the performance thereof.

21.     INDEMNITY; INSURANCE

        21.1 (a) Tenant shall indemnify, protect, defend, with attorneys approved by Landlord in its reasonable discretion, and save and hold Landlord, and its trustees, directors, officers, agents and employees, harmless, from and against any and all losses, costs, liabilities, claims, damages and expenses, including, without limitation, reasonable attorneys' fees and costs including Landlord's in-house counsel, and reasonable investigation costs, incurred in connection with or arising from: (a) any default by Tenant in the observance or performance of any of the terms, covenants or conditions of this Lease on Tenant's part to be observed or performed, or (b) the use or occupancy or manner of use or occupancy of the Premises, or (c) the condition of the Premises or any occurrence on the Premises from any cause whatsoever, except to the extent caused by the gross negligence or willful misconduct of Landlord or Landlord's Agents, or (d) any acts or omissions or negligence of Tenant or of Tenant's Agents, in, on or about the Premises or the Building. In case any claim, action or proceeding be brought, made or initiated against Landlord relating to any matter covered by Tenant's indemnification obligations under this Section 21.1 or under Section 24.3 below, Tenant, upon notice from Landlord, shall at its sole cost and expense, resist or defend such claim, action or proceeding. Notwithstanding the foregoing, Landlord may retain its own attorneys to defend or assist in defending any claim, action or proceeding involving potential liability of Five Million Dollars ($5,000,000) or more, and Tenant shall pay the reasonable fees and disbursements of such attorneys. Tenant's obligations under this Section 21.1 shall survive the termination of the Lease.

               (a) (b) Landlord shall indemnify and hold harmless Tenant from all damages, liabilities, claims, judgments, actions, attorneys' fees, consultants' fees, costs and expenses to the extent arising from the gross negligence or willful misconduct of Landlord or Landlord's Agents or the breach of Landlord's obligations under this Lease. In case any claim, action or proceeding be brought, made or initiated against Tenant relating to any matter covered by Landlord's indemnification obligations under this Section 21.1(b), Landlord, upon notice from Tenant, shall at its sole cost and expense, resist or defend such claim, action or proceeding by attorneys reasonably approved by Tenant. Notwithstanding the foregoing, Tenant may retain its own attorneys to defend or assist in defending any claim, action or proceeding involving potential liability of Five Million Dollars ($5,000,000) or more, and Landlord shall pay the reasonable fees and disbursements of such attorneys. Landlord's obligations under this Section 21.1(b) shall survive the termination of the Lease.

        21.2 Tenant shall procure at its sole cost and expense and keep in effect during the Term:

               (a) commercial general liability insurance applying to the use and occupancy of the Premises and the Building and any part thereof. Such insurance shall include broad form contractual liability insurance coverage insuring Tenant's obligations under this Lease. Such coverage shall have a minimum combined single limit of liability of not less than Three Million Dollars ($3,000,000.00). All such policies shall be written to apply to all bodily injury, property damage, personal injury and other covered loss, however occasioned occurring during the policy term, with at least the following endorsements to the extent such endorsements are generally available: (i) deleting any employee exclusion on personal injury coverage, (ii) including employees as additional insureds, (iii) providing broad form property damage coverage and products completed operations coverage (where applicable), and (iv) providing for coverage of owned and non-owned automobile liability, if applicable. Such insurance (other than automobile liability) shall name Landlord and any other party designated by Landlord as an additional insured, shall specifically include the liability assumed hereunder by Tenant, shall provide that it is primary insurance, shall provide for severability of interests, shall further provide that an act or omission of one of the named insureds which would void or otherwise reduce coverage shall not reduce or void the coverage as to any insured, shall afford coverage for claims based on acts, omissions, injury or damage which occurred or arose (or the onset of which occurred or arose in whole or in part during the policy period, and shall provide that Landlord will receive thirty (30) days' written notice from the insurer prior to any cancellation or material change of coverage;

               (b) standard fire and extended perils insurance, including sprinkler leakages, vandalism and malicious mischief and plate glass damage covering all the items specified as "TENANT'S PROPERTY" herein and property of every description including stock-in-trade, furniture, fittings, installations, alterations, additions, partitions and fixtures or anything in the nature of a leasehold improvement made or installed by or on behalf of the Tenant in an amount of not less than one hundred percent (100%) of the full replacement cost thereof as shall from time to time be determined by Tenant in form reasonably satisfactory to Landlord; and

               (c) Worker's Compensation Insurance in the amounts and coverages required under worker's compensation, disability and similar employee benefit laws applicable to the Premises and Employer's

Liability Insurance, with limits of not less than One Million Dollars ($1,000,000) or such higher amounts as may be required by law.

        21.3 All policies of insurance provided for herein shall be issued by insurance companies with general policyholders' rating of not less than (VII) and a financial rating of B+ as rated in the most current available "Best's Insurance Reports," and qualified to do business in the State of California, and shall, with the exception of Workers Compensation Insurance, include as additional insureds Landlord, and such other persons or firms as Landlord specifies from time to time. Such policies shall be for the mutual and joint benefit and protection of Landlord, Tenant and others hereinabove mentioned, and executed copies of such policies of insurance or certificates thereof shall be delivered to Landlord within ten (10) days prior to the delivery of possession of the Premises to Tenant and thereafter within thirty (30) days prior to the expiration of the term of such policy. All commercial general liability and property damage policies shall contain a provision that Landlord and any other additional insured, although named as additional insureds, shall nevertheless be entitled to recover under said policies for a covered loss occasioned by it, its servants, agents and employees, by reason of Tenant's negligence. As often as any policy shall expire or terminate, renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent. All such policies of insurance shall provide that the company writing said policy will give to Landlord thirty (30) days notice in writing in advance of any cancellation or lapse or of the effective date of any reduction in the amounts of insurance. All commercial general liability, property damage and other casualty policies shall be written on an occurrence basis. Landlord's coverage shall not be contributory.

        21.4 Should Tenant fail to take out and keep in force each insurance policy required under this Article 21, or should such insurance not be approved by Landlord and should the Tenant not rectify the situation within forty-eight
(48) hours after written notice from Landlord to Tenant, Landlord shall have the right, without assuming any obligation in connection herewith, to effect such insurance at the sole cost of Tenant, and all outlays by the Landlord shall be immediately payable by the Tenant to the Landlord as Additional Rent without prejudice to any other rights and remedies of Landlord under this Lease.

        21.5 Notwithstanding anything to the contrary contained herein, to the extent permitted by their respective policies of insurance and to the extent of insurance proceeds received with respect to the loss, Landlord and Tenant each hereby waive any right of recovery against the other party and against any other party maintaining a policy of insurance with respect to the Building or any portion thereof or the contents of any of the same, for any loss or damage maintained by such other party with respect to the Building or the Premises or any portion of any thereof or the contents of the same or any operation therein, whether or not such loss is caused by the fault or negligence of such other party. Either party shall notify the other party if the policy of insurance carried by it does not permit the foregoing waiver. If any policy of insurance relating to the Premises carried by Tenant does not permit the foregoing waiver or if the coverage under any such policy would be invalidated as a result of such waiver, Tenant shall, if possible, obtain from the insurer under such policy a waiver of all rights of subrogation the insurer might have against Landlord or any other party maintaining a policy of insurance covering the same loss, in connection with any claim, loss or damage covered by such policy.

        21.6 No approval by Landlord of any insurer, or the terms or conditions of any policy, or any coverage or amount of insurance or any deductible amount shall be construed as a representation by Landlord of the solvency of the insurer or the sufficiency of any policy or any coverage or amount of insurance or deductible and Tenant assumes full risk and responsibility for any inadequacy of insurance coverage or any failure of insurers.

        21.7 Landlord shall maintain in effect, a policy or policies of property insurance covering loss or damage to the Building (including the Tenant Improvement Work and any Tenant's Alterations that, pursuant to Section 9.4, Tenant will not be required to remove), including fire and extended coverage, vandalism, malicious mischief, special extended perils (all risk) and, if obtainable at commercially reasonable rates, in Landlord's discretion, earthquake in the amount of at least one hundred percent (100%) of the insurable replacement cost thereof, less such deductible amounts as Landlord may reasonably determine, and the cost thereof shall be payable as Additional Rent. Such insurance may also include coverage for loss of rent from the Building for up to twelve (12) months. Nothing herein shall require Landlord to carry any insurance with respect to risks or property required to be insured by Tenant under this Lease.

        21.8 If either party shall at any time deem the limits of any of insurance required hereunder to either excessive or insufficient, the parties shall endeavor to agree upon the proper and reasonable limits for such insurance then carried and such insurance shall thereafter be carried with the limits thus agreed upon until further change pursuant to the provisions of this section. If the parties shall be unable to agree thereon, the proper and reasonable limits of such insurance then to be carried shall be determined by arbitration in accordance with the rules of the American Arbitration Association, but in no event shall such limits be less than the coverages set forth above in this
Article 22. Tenant shall maintain the required insurance at the level that Landlord has requested until there is a final decision in the arbitration, at which time Tenant shall maintain the level of insurance determined by the arbitration (but not less than the coverages set forth above in this Article
22).

22.     LIMITATION OF LANDLORD'S LIABILITY

        Landlord shall not be responsible for or liable to Tenant and Tenant hereby releases Landlord and waives all claims against Landlord for any injury, loss or damage to any person or property in or about the Premises by or from any cause whatsoever (other than Landlord's negligent act or willful misconduct) including, without limitation, acts or omissions of persons occupying adjoining premises; theft; burst, stopped or leaking water, gas, sewer or steam pipes; or gas, fire, oil or electricity in, on or about the Building or the Building Common Area.

23.     ACCESS TO PREMISES

        23.1 Landlord reserves (for itself, and any designated agent, representative, employee or contractor) the right to enter the Premises at all reasonable times and, except in cases of emergency, after giving Tenant reasonable notice, to inspect the Premises, to supply any service to be provided by Landlord hereunder, to show the Premises to prospective purchasers, mortgagees or, during the last year of the Term of this Lease, tenants, to post notices of nonresponsibility, and to alter, improve or repair the Premises and any portion of the Building, without abatement of Rent or Additional Rent, and may for that purpose erect, use and maintain necessary structures in and through the Premises and the Building, where reasonably required by the character of the work to be performed, provided that the entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the


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
Premises or any other loss occasioned thereby. All locks for all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes or special security areas (designated in advance in writing by Tenant) shall at all times be keyed to the Building master system and Landlord shall at all times have and retain a key with which to unlock all of said doors. Landlord shall have the right to use any and all means that Landlord may deem necessary or proper to open said doors in an emergency in order to obtain entry to any portion of the Premises, and any entry to the Premises or portions thereof obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof.

        23.2 Without limitation of the provisions of Section 23.1 above Landlord and its authorized agents and representative shall be entitled to enter the Premises at all reasonable times during business hours for the purpose of exhibiting the same to prospective purchasers and, during the last 12 months of the Term, Landlord shall be entitled to exhibit the Premises for hire or for rent and to display thereon in such manner as will not unreasonably interfere with Tenant's business the usual "For Rent" or "For Lease" signs, and such signs shall remain unmolested on the Premises.

24.     HAZARDOUS MATERIALS

        24.1 As used herein, the following terms shall have the following meanings: "HAZARDOUS MATERIAL" shall mean any chemical, substance, medical or other waste, living organism or combination thereof which is or may be hazardous to the environment or human or animal health or safety due to its radioactivity, ignitability, corrosivity, reactivity, explosivity, toxicity, carcinogenicity, mutagenicity, phytotoxicity, infectiousness or other harmful or potentially harmful properties or effects. "HAZARDOUS MATERIALS" shall include, without limitation, petroleum hydrocarbons, including crude oil or any fraction thereof, asbestos, radon, polychlorinated biphenyls (PCBs), methane and all substances which now or in the future may be defined as "hazardous substances," "hazardous wastes," "extremely hazardous wastes," "hazardous materials," "toxic substances," "infectious wastes," "biohazardous wastes," "medical wastes," "radioactive wastes" or which are otherwise listed, defined or regulated in any manner pursuant to any Environmental Laws. "ENVIRONMENTAL ACTIVITY" means any storage, holding, release, emission, discharge, generation, processing, abatement, removal, disposition, handling or transportation of any Hazardous Materials from, into or on the Building or the Building Common Area. "TENANT'S HAZARDOUS MATERIALS" means any Hazardous Materials resulting from the Environmental Activity by Tenant or any of Tenant's Agents; provided, however, that "TENANT'S HAZARDOUS MATERIALS" shall not include any Hazardous Materials that merely migrate from, through, into or onto the Ground Lease Property, unless such Hazardous Materials were or are introduced into the environment or exacerbated by Tenant or any of Tenant's Agents.


        24.2 Tenant shall not cause or permit any Hazardous Materials to be used, stored, discharged, released or disposed of in the Premises or cause any Hazardous Materials to be used, stored, discharged, released or disposed of in, from, under or about, the Building, or any other land or improvements in the vicinity thereof excepting only, if applicable, such quantities of materials as are normally used in research and development activities, and related office and administrative activities, and then only in strict accordance with all Applicable Laws, including all Environmental Laws. Without limitation of the foregoing, Tenant shall, at its own expense, procure, maintain in effect and comply with all conditions of any and all permits, licenses, and other governmental and regulatory approvals required for Tenant's use of Hazardous Materials at the Premises, including, without limitation, discharge of appropriately treated materials or wastes into or through any sanitary sewer serving the Building. Tenant shall in all respects handle, treat, deal with and manage any and all Tenant's Hazardous Materials in total conformity with all Applicable Laws and prudent industry practices regarding management of such Hazardous Materials. Without limitation of the foregoing, if any Tenant's Hazardous Materials result in contamination of the Building, or any soil or groundwater in, under or about the Building, Tenant, at its expense, shall promptly take all actions necessary to return the Building or portion thereof affected, to the condition existing prior to the appearance of the Tenant's Hazardous Material. Upon the Termination Date, Tenant shall cause all Tenant's Hazardous Materials in, on, under or about the Building to be removed in accordance with and in compliance with all Applicable Laws. Subject to the requirements of Applicable Laws, Tenant shall promptly notify Landlord before taking any remedial action in response to the presence of any Tenant's Hazardous Materials or entering into any settlement agreement, consent decree or other compromise with respect to any claims relating to Tenant's Hazardous Materials.

        24.3 Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect and hold Landlord and Landlord's Agents and their respective successors and assigns, free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses or expenses (including reasonable attorneys' and consultants' fees and oversight and response costs) to the extent arising from (A) Environmental Activity by Tenant or Tenant's Agents, or (B) failure of Tenant or Tenant's Agents to comply with any Environmental Law with respect to Tenant's Environmental Activity; or (C) Tenant's failure to remove Tenant's Hazardous Materials as required herein.

        24.4 Tenant shall not suffer any lien to be recorded against the Premises or the Ground Lease Property as a consequence of any Tenant's Hazardous Materials, including any so called state, federal or local "super fund" lien related to the "clean up" of any Tenant's Hazardous Materials in or about the Building.

        24.5 In the event Hazardous Materials are discovered in or about the Premises or the Ground Lease Property, and Landlord reasonably believes that such Hazardous Materials are Tenant's Hazardous Materials, then Landlord shall have the right to appoint a consultant to conduct an investigation to determine the nature and extent of such Hazardous Materials and whether such Hazardous Materials are Tenant's Hazardous Materials, and to determine the corrective measures, if any, required to remove such Hazardous Materials. If such Hazardous Materials are determined to be Tenant's Hazardous Materials, Tenant, at its expense, shall comply with all investigation, remediation or other actions required by any applicable governmental authority and shall promptly reimburse Landlord for all costs incurred by Landlord in connection with such investigation.

        24.6 Tenant shall immediately notify Landlord of any inquiry, test, investigation or enforcement proceeding by or against Tenant or the Premises or the Ground Lease Property known to Tenant concerning any Hazardous Materials. Tenant acknowledges that Landlord, as the owner of the Ground Lease Property, at its election, shall have the sole right subject to Tenant's prior approval, which approval shall not be unreasonably withheld or delayed, at Tenant's expense, to negotiate, defend, approve and appeal any action taken or order issued with regard to Tenant's Hazardous Materials by any applicable governmental authority.

        24.7 Tenant shall surrender the Premises to Landlord, upon the expiration or earlier termination of the Lease, free of Tenant's Hazardous Materials. If Tenant fails to so surrender the Premises, Tenant shall indemnify and hold Landlord harmless from all losses, costs, claims, damages and liabilities resulting from Tenant's failure to surrender the Premises as required by this paragraph, including, without limitation, any claims or damages in connection with the condition of the Premises including, without limitation, damages occasioned by the inability to relet the Premises or a reduction in the fair market and/or rental value of the Building or any portion thereof, by reason of the existence of any Tenant's Hazardous Materials.

        24.8 Upon or prior to the Commencement Date, Tenant shall provide to Landlord a complete list of any and all Hazardous Materials (excluding normal office and janitorial supplies) expected to be employed by Tenant or any of Tenant's Agents at the Premises. Throughout the Term, Tenant shall continue to update this list of chemicals, contaminants and Hazardous Materials.

        24.9 The provisions of this Article 24 shall survive the termination of this Lease.

25.     NOTICES

        Notices or other communications given or required to be given under this Lease shall be effective only if rendered or given in writing, sent by certified mail with a return receipt requested, or delivered in person or by courier: (a) to Tenant at Tenant's address set forth in Article 1 hereof, or at any place where Tenant or any agent, officer or employee of Tenant may be found if sent subsequent to Tenant's vacating, deserting, abandoning or surrendering the Premises; or (b) to Landlord at Landlord's address set forth in Article 1; or
(c) to such other address as either Landlord or Tenant may designate as its new address for such purpose by notice given to the other in accordance with the provisions of this Article 25. Any such notice or other communication shall be deemed to have been rendered or given upon receipt, or when delivery is attempted but refused. Each of the persons listed in Article 1 as contacts for Tenant and in the address of Tenant for notices, and any other officer of Tenant is hereby appointed by Tenant as special attorney-in-fact with full power and authority to accept personal service on behalf of Tenant under Subdivision 1 of
Section 1162 of the California Code of Civil Procedure, as it may be amended.

26.     NO WAIVER; NO MODIFICATION

        26.1 No failure by Landlord to insist upon the strict performance of any obligation of Tenant under this Lease or to exercise any right, power or remedy consequent upon a breach thereof, no acceptance of full or partial Base Rent or Additional Rent during the continuance of any such breach, and no acceptance of the keys to or possession of the Premises prior to the expiration of the Term by any employee or agent of Landlord shall constitute a waiver of any such breach or of such term, covenant or condition or operate as a surrender of this Lease.

        26.2 Neither this Lease nor any term or provisions hereof may be changed, waived, discharged or terminated orally, and no breach thereof shall be waived, altered or modified, except by a written instrument signed by the party against which the enforcement of the change, waiver, discharge or termination is sought. No waiver of any breach shall affect or alter this Lease, but each and every term, covenant and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof. The consent of Landlord given in any instance under the terms of this Lease shall not relieve Tenant of any obligation to secure the consent of Landlord in any other or future instance under the terms of this Lease.

27.     TENANT's CERTIFICATES

        Tenants, at any time and from time to time within ten. (10) business days after receipt of written notice from Landlord shall execute, acknowledge and deliver to Landlord or to any party designated by Landlord, a certificate of Tenant stating: (a) that Tenant has accepted the Premises, (b) the Commencement Date, the Rent Commencement Date and Expiration Date of this Lease, (c) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that same is in full force and effect as modified and stating the modifications), (d) whether or not there are then existing any defenses against the enforcement of any of the obligations of Tenant under this Lease (and, if so, specify same), (e) whether or not there are then existing any defaults by Landlord in the performance of its obligations under this Lease (and, if so, specifying same), (f) the dates, if any, to which the Base Rent and Additional Rent under this Lease have been paid, and (g) any other information that may reasonably be required by any of such persons. Failure to deliver such certificate shall constitute an Event of Default.

28.     CONFIDENTIALITY

        Landlord and Tenant agree that no information whatsoever shall be released or conveyed to any third party, including limitation, the press or media or other business entities, whether in the form of informal or formal discussions, press releases, direct mail or other distributed announcements with respect to any aspect of the negotiations, discussions relating to or provisions of this Lease or any related agreements between the parties, without the prior written consent of the other party. This restriction includes, without limitation, any and all contacts with print or broadcast media as well as paid advertising.

29.     TAX ON TENANT'S PERSONAL PROPERTY

        At least ten (10) days prior to delinquency, Tenant shall pay all taxes, levied or assessed upon Tenant's Property and shall deliver satisfactory evidence of such payment to Landlord. If the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon Tenant's Property, Tenant shall pay to Landlord, upon written demand, the taxes so levied against Landlord, or the portion thereof resulting from said increase in assessment, as determined from time to time by Landlord.

30.     SECURITY DEPOSIT

        Upon execution of this Lease, Tenant shall deposit with Landlord the amount specified in Article 1 as security for the faithful performance of all terms, covenants and conditions of this Lease. Tenant agrees that Landlord may, without waiving any of Landlord's other rights and remedies under this Lease upon the occurrence of any of the events of default described in Article 19 hereof, apply the security deposit in whole or in part to remedy any failure by Tenant to repair or maintain the Premises or to perform any other terms, covenants or conditions, contained herein. Should Landlord so apply any portion of the security deposit, Tenant shall forthwith replenish the security deposit to the original amount. Landlord shall not be required to keep the security deposit separate from its general funds, and Tenant shall not be entitled to interest on any such deposit.

31.     PUBLIC TRANSIT INFORMATION

        Tenant shall establish and carry on during the Term a program to encourage maximum use of public transportation by personnel of Tenant employed on the Premises, including, without limitation, the distribution to such employees of written materials explaining the convenience and availability of public transportation facilities adjacent or proximate to the Building and encouraging use of such facilities, all at Tenant's sole cost and expense.

32.     DEFAULT BY LANDLORD

        Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event earlier than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have heretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord's obligations is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

33.     BROKERS

        Tenant warrants that it has had dealings with only the real estate brokers or agents listed in Article 1 in connection with the negotiation of this Lease and that it knows of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Landlord shall be responsible for the payment of any applicable fees or commissions to the agent or broker listed in Article 1 pursuant to a separate agreement. Each of Landlord and Tenant shall indemnify, defend and hold the other party harmless from and against all liabilities arising from any other claims of brokerage commissions or finder's fees based on such party's dealings or contacts.

34.     SIGNS

        Without Landlord's written consent, which may be given or withheld in Landlord's sole discretion, Tenant shall not place or permit to be placed on the front of the Premises any sign, picture, advertisement, name, notice, marquee or awning. Tenant shall be entitled to install an external sign identifying Tenant and the Premises provided that the location of such sign shall be subject to Landlord's reasonable approval and the design of such sign shall be subject to Landlord's approval, in Landlord's sole discretion.

35.     FINANCIAL STATEMENTS

        Tenant shall provide Landlord upon ten (10) business days prior written notice given prior to the execution of this Lease and any subsequent time in connection with a proposed financing or transfer of Landlord's interest, with true and correct copies of Tenant's most current audited financial statements. Landlord shall be entitled to rely upon the information provided by Tenant and Tenant hereby represents and warrants to Landlord that, as of the date hereof:
(i) all documents provided by Tenant to Landlord are true and correct copies of the originals; (ii) Tenant has not withheld any information from Landlord that is material to Tenant's credit worthiness, financial condition or ability to perform its obligations hereunder; (iii) all information supplied by Tenant to Landlord is true, correct and accurate; and (iv) no part of the information supplied by Tenant to Landlord contains any misleading or fraudulent statements. A default under this Article shall be a non-curable default by Tenant and Landlord shall be entitled to pursue any right or remedy available to Landlord under the terms of this Lease or available to Landlord under the laws of the State of California. Such information shall be disclosed by Landlord only to such prospective lender or transferee and their counsel and representatives, and subject to reasonable confidentiality requirements.

36.     QUIET ENJOYMENT

        Landlord covenants that Tenant, upon paying the Base Rent and Additional Rent due hereunder and performing all of its obligations under this Lease, shall peaceably and quietly enjoy the Premises, subject to the terms and provisions of this Lease.

37.     SALE OR ASSIGNMENT BY LANDLORD

        37.1 It is agreed that Landlord may at any time sell, assign or transfer by lease or otherwise its interest as Landlord in and to this Lease, or any part thereof, and may at any time sell, assign or transfer its interest in and to the whole or any portion of the Premises or the Building. In the event of any transfer of Landlord's interest in the Premises or the Building, the transferor shall be automatically relieved of any and all of Landlord's obligations and liabilities accruing from and after the date of such transfer provided that the transferee assumes all of Landlord's obligations under this Lease.

        37.2 Tenant hereby agrees to attorn to Landlord's assignee, transferee, or purchaser from and after the date of notice to Tenant of such assignment, transfer or sale, in the same manner and with the same force and effect as though this Lease were made in the first instance by and between Tenant and other assignee, transferee or purchaser. In the event of the exercise of the power of sale under, or the foreclosure of, any deed of trust, mortgage or other encumbrances placed by Landlord against all or any portion of the Premises, Tenant shall, upon demand, attorn to the purchaser upon the effective date of any such sale or foreclosure of any such deed of trust, mortgagee or other encumbrance, and shall recognize the purchaser or judgment creditor as the Landlord under the Lease, provided the purchaser or judgment creditor recognizes Tenant's rights under this Lease.

38.     LEASE MODIFICATIONS

        If Landlord in good faith determines that tax consequences to it of this transaction are materially different than those now contemplated, or if Landlord wishes to enter a financing transaction with respect to the Building and a potential lender requires amendments to this Lease, Landlord may request reasonable amendments to this Lease and Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications will not increase Tenant's monetary obligations pursuant to this Lease, adversely affect its beneficial use of the Premises, or otherwise materially increase Tenant's non-monetary obligations hereunder, or materially adversely affect Tenant's interests hereunder.

39.     AUTHORITY

        If Tenant is a corporation or a partnership, Tenant and each of the persons executing this Lease on behalf of Tenant does hereby represent and warrant as follows: Tenant is an entity as identified in Article 1, duly formed and validly existing and in good standing under the laws of the state of organization specified in Article 1 and qualified to do business in the State of California. Tenant has the power, legal capacity and authority to enter into and perform its obligations under this Lease and no approval or consent of any person is required in connection with the execution and performance hereof. The execution and performance of Tenant's obligations under this Lease will not result in or constitute any default or event that would be, or with notice or the lapse of time would be, a default, breach or violation of the organizational instruments governing Tenant or any agreement or any order or decree of any court or other governmental authority to which Tenant is a party or to which it is subject. Tenant has taken all necessary action to authorize the execution, delivery and performance of this Lease and this Lease constitutes the legal, valid and binding obligation of Tenant. Upon Landlord's request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing representations and warranties.

40.     SURRENDER

        Upon the Termination Date, Tenant shall surrender the Premises to Landlord in good order and repair, reasonable wear and tear excepted, free and clear of all letting and occupancies and free of Hazardous Materials as required pursuant to Section 24.7 above. Upon any termination of this Lease, all improvements, except for Tenant's Property and except for any Alterations which Tenant removes in accordance with the terms of this Lease, shall automatically and without further act by Landlord or Tenant, become the property of Landlord, free and clear of any claim or interest therein by Tenant, and without payment therefor by Landlord.

41.     USE OF NAME

        Tenant acknowledges and agrees that the names "THE LELAND STANFORD JUNIOR UNIVERSITY", "STANFORD" and "STANFORD UNIVERSITY," and all variations thereof, are proprietary to Landlord. Tenant shall not use any such name or any variation thereof or identify Landlord in any promotional advertising or other promotional materials to be disseminated to the public or any portion thereof or use any trademark, service mark, trade name or symbol of Landlord or that is associated with it, without Landlord's prior written consent, which may be given or withheld in Landlord's sole discretion. Notwithstanding the foregoing, Tenant may use the term "Stanford Research Park" only to identify the location of the Premises.

42.     MISCELLANEOUS

        42.1 The term "PREMISES" includes the space leased hereby and any improvements now or hereafter installed therein or attached thereto. The words "LANDLORD" and "TENANT" as used herein shall include the plural as well as the singular. If there is more than one Tenant, the obligations under this Lease imposed on Tenant shall be joint and several. The captions preceding the articles of this Lease have been inserted solely as a matter of convenience and such captions in no way define or limit the scope or intent of any provision of this Lease.

        42.2 The terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and, except as otherwise provided herein, their respective personal representatives and successors and assigns; provided, however, that upon the sale, assignment or transfer by Landlord named herein (or by any subsequent landlord) of its interest in the Building as owner or lessee, including, without limitation, any transfer by Landlord of its interest in this Lease to a master tenant and any surrender of the underlying ground lease, execution of a subsequent ground lease, or transfer by operation of law, Landlord (or subsequent landlord) shall be relieved from all subsequent obligations and liabilities arising under this Lease subsequent to such sale, assignment or transfer.

        42.3 If any provision of this Lease or the application thereof to any person, entity or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons, entities or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the full extent permitted by law.

        42.4 This Lease shall be construed and enforced in accordance with the laws of the State of California. Any action that in any way involves the rights, duties and obligations of the parties under this Lease may (and if against Landlord, shall) be brought in the Superior Court of Santa Clara County or the United States District Court of the Northern District of California, and the parties hereto hereby submit to the personal jurisdiction of said courts.

        42.5 This instrument, including the exhibits hereto, which are incorporated herein and made a part of this Lease, contains the entire agreement between the parties and all prior negotiations and agreements are merged herein. Tenant hereby acknowledges that neither Landlord nor Landlord's agents have made any representations or warranties with respect to the Premises, the Building, the Ground Lease Property, or this Lease except as expressly set forth herein, and no rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise unless expressly set forth herein.

        42.6 In the event that either Landlord or Tenant fails to perform any of its obligations under this Lease or in the event a dispute arises concerning the meaning or interpretation of any provision of this Lease, the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys' fees including Landlord's or Tenant's in house counsel. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant's occupancy hereunder Tenant shall pay to Landlord its costs and expenses incurred in such suit, including reasonable attorneys' fee including Landlord's in house counsel. Should Tenant be named as a defendant in any suit brought against Landlord in connection with or arising out of any foreclosure or mechanics lien not related to any Tenant Improvement Work or Alterations, Landlord shall pay to Tenant its costs and expenses incurred in such suit, including reasonable attorneys' fee including Tenant's in house counsel.

        42.7 Tenant covenants and agrees that no diminution of light, air or view by any structure that may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of the Rent or Additional Rent under this Lease, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant's obligations hereunder.

        42.8 Any holding over after the expiration of the Term with the consent of Landlord shall be construed to automatically extend the Term of this Lease on a month to month basis at a Base Rent equal to the greater of one hundred twenty-five percent (125%) of the prevailing rate at which Landlord is then offering space in buildings determined by Landlord to be most closely comparable to the Building or one hundred fifty percent (150%) of the latest Base Rent payable by Tenant hereunder prior to such expiration, together with an amount estimated by Landlord for the monthly Additional Rent payable under this Lease, and shall otherwise be on the terms and conditions herein specified so far as applicable. Any holding over without Landlord's consent shall constitute a default by Tenant and entitle Landlord to exercise any or all of its remedies as provided in Article 19 hereof, notwithstanding that Landlord may elect to accept one or more payments of Rent and Additional Rent from Tenant.

        42.9 At the expiration or earlier termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord, within ten (10) days after written demand from Landlord to Tenant, any quitclaim deed or other document required by any reputable title company, licensed to operate in the State of California, to remove the cloud or encumbrance created by this Lease from the real property of which Tenant's Premises are a part.

        42.10 Neither Landlord or Tenant shall record this Lease or a short form memorandum hereof without the consent of the other.

        42.11 Clauses, plats and riders, if any, signed by Landlord and Tenant and endorsed on or affixed to this Lease are a part hereof.

        42.12 The review, approval, inspection or examination by Landlord of any item to be reviewed, approved, inspected or examined by Landlord under the terms of this Lease or the exhibits attached hereto shall not constitute the assumption of any responsibility by Landlord for either the accuracy or sufficiency of any such item or the quality of suitability of such item for its intended use. Any such review, approval, inspection or examination by Landlord is for the sole purpose of protecting Landlord's interests in the and under this Lease, and no third parties, including, without limitation, Tenant or any person or entity claiming through or under Tenant, or the contractors, agents, servants, employees, visitors or licensees of Tenant or any such person or entity, shall have any rights hereunder with respect to such review, approval, inspection or examination by Landlord.

        42.13 In the event of any default by Landlord hereunder, Tenant shall look only to Landlord's interest in the Sublease and the Building for the satisfaction of Tenant's remedies; and no other property or assets of Landlord or any partner, member, officer or director thereof, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease.

        42.14 This Lease shall not confer or be deemed to confer upon any person or entity other than the parties hereto, any right or interest, including without limitation, any third party status or any right to enforce any provision of this Lease.

        42.15 Except as provided in Articles 4 and 32 hereof, time is of the essence in respect of all provisions of this Lease in which a definite time for performance is specified.

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease the day and year first above written.


                              LANDLORD:

                              THE BOARD OF TRUSTEES OF THE LELAND
                              STANFORD JUNIOR UNIVERSITY

                              By Stanford Management Company

                              By  /s/ Curtis F. Feeny
                                -----------------------------------------------
                              Name  Curtis F. Feeny
                                  ---------------------------------------------
                              Title  Executive Vice President, Real Estate
                                   --------------------------------------------
                              TENANT:

                              INCYTE PHARMACEUTICALS, INC.
                              a California corporation

                              By  /s/ Denise M. Gilbert
                                -----------------------------------------------
                              Name  Denise M. Gilbert
                                  ---------------------------------------------
                              Title  Executive Vice President & CFO
                                   --------------------------------------------

                              By
                                -----------------------------------------------
                              Name
                                  ---------------------------------------------
                              Title
                                   --------------------------------------------

                                    EXHIBIT A

                        LOCATION OF BUILDING AND PARKING

                                    [TO COME]

                                    EXHIBIT B

                              INITIAL IMPROVEMENTS

        The purpose of this Exhibit B is to delineate the responsibilities of Landlord and Tenant with respect to the design and construction of the Base Building Work and the Tenant Improvement Work.

        1. Definitions. Terms defined in the Lease, including without limitation, the exhibits thereto, and not otherwise defined in this Exhibit B shall have the meanings assigned in the Lease. As used herein, the following terms shall have the following meanings:

        "BASE BUILDING ARCHITECT" means the architect for the Base Building designated by Landlord.

        "BASE BUILDING CONTRACTOR" means the general contractor for the Base Building designated by Landlord.

        "BASE BUILDING PLANS" is as defined in Section 2.1.

        "BASE BUILDING WORK" means the shell structure and all grading, landscaping; hardscaping; power and utilities to the Building; interior, above-ceiling fire sprinklers; and all stairs required by the applicable Building Codes. Base Building Work shall not include, without limitation, core (roof- mounted HVAC units, primary HVAC distribution, common lobbies, bathrooms, elevators or other stairs) or any Tenant Improvement Work.

        "BUILDING" means the approximately [85,000-95,000] square foot building referred to in the Lease, together with the landscaping, parking and other site improvements on the Building Common Area.

        "CONSTRUCTION SCHEDULE" means the schedule for the design and construction of the Base Building Work and the Tenant Improvement Work , as amended from time to time in accordance with this Exhibit B. The initial Construction Schedule will be established on or about the time that the preliminary approval of the City of Palo Alto Architectural Review Board approval is obtained and will be attached hereto as Attachment 1. The Construction Schedule shall be subject to the reasonable review and approval of Tenant.

        "DESIGN PROBLEM" means an objection specified by Landlord to any proposed elements of the Tenant Improvement Work.

        "FINAL COMPLETION OF THE BASE BUILDING" means, after Substantial Completion of the Base Building Work, the completion of all Punch List Items.

        "FINAL PERMIT APPROVAL" means the issuance or certification by the City of Palo Alto of the final permit for the Building allowing the legal occupancy of the Building.

        "FINAL PLANS" is as defined in Section 3.3(b).

        "LANDLORD'S UNAVOIDABLE DELAY" means any delay in the construction of the Base Building Work to the extent caused by circumstances beyond Landlord's reasonable control, including, without limitation, Acts of God, strikes, lock-outs, inability to obtain necessary equipment or materials, the construction of the Tenant Improvement Work after the Commencement Date, delays by the Base Building Contractor or any subcontractor not resulting from any act or omission of Landlord, and any delay in the issuance of any necessary governmental permit or approval where such delay is not the result of Landlord's actions and exceeds the amount of time for such permit or approval included in Landlord's Construction Schedule.

        "LEASE" means the Lease in and to which this Exhibit B is attached and incorporated.

        "PROJECTED DELIVERY DATE" means the date specified in the Construction Schedule for Substantial Completion of the Base Building Work, subject to extension for Unavoidable Delay.

        "PUNCH LIST ITEMS" means any incomplete or defective items in the construction of the Base Building Work that do not materially interfere with the ability of the Tenant Improvement Contractor to commence and conduct, without unreasonable interference, construction of the Tenant Improvement Work. For purposes hereof, "MATERIAL INTERFERENCE" shall only be deemed to occur where the Tenant Improvement Contractor cannot commence and conduct, without unreasonable interference, the Tenant Improvement Work using normal construction practices and after having made reasonable adjustments in the scheduling and location of the Tenant Improvement Work to accommodate the completion of the Base Building Work.

        "SCHEDULED DATE FOR COMPLETION OF THE TENANT IMPROVEMENT WORK" means the date that is the specified number of days after the Commencement Date stated in the Construction Schedule for completion of the Tenant Improvement Work, which number of days may be extended by the number of days of delay directly resulting from a Tenant's Excusable Delay or Tenant's Unavoidable Delay provided that for Tenant's Excusable Delay, such extension shall not in any event exceed 45 days in the aggregate.

        "SCHEDULED DATE FOR DELIVERY OF THE PREMISES" means the date established in the Construction Schedule for completion of the Base Building Work to the extent necessary to permit the commencement of the Tenant Improvement Work. The Scheduled Date for Delivery of the Premises shall be extended for each day that such completion is delayed due to any Landlord's Unavoidable Delay.

        "SPACE PLAN DELIVERY DATE" means the date specified in the Construction Schedule.

        "TENANT IMPROVEMENT ALLOWANCE" means $30.00 per square foot of Rentable Area of the Building (determined as provided in Section 5.1 of the Lease) which shall be applied to the Tenant Improvement Costs.

        "TENANT IMPROVEMENT CONTRACT" means the guaranteed maximum cost contract with the Tenant Improvement Contractor for the construction of the Tenant Improvement Work.

        "TENANT IMPROVEMENT CONTRACTOR" means the general contractor for the construction of the Tenant Improvement Work selected by Tenant and approved by Landlord in Landlord's reasonable discretion.

        "TENANT IMPROVEMENT COSTS" means the actual costs of the Tenant Improvement Work, including the fees and expenses payable to the Tenant's Architect and consultants, design and development costs, fees for the Tenant Improvement Permits and construction costs.

        "TENANT IMPROVEMENT PERMITS" means all permits, licenses and other approvals necessary to construct the Tenant Improvement Work in compliance with all Applicable Laws.

        "TENANT IMPROVEMENT PLANS" is as defined in Section 3.3(b).

        "TENANT IMPROVEMENT WORK" means all work required to finish the Premises to a condition acceptable for the conduct of Tenant's business and not specifically included in the Base Building Work.

        "TENANT'S ARCHITECT" means the licensed architect engaged by Tenant, and approved by Landlord in its reasonable discretion, to develop the space plan and working drawings for, and to oversee the construction of, the Tenant Improvement Work.

        "TENANT'S ARCHITECT AGREEMENT" means the agreement between Tenant and Tenant's Architect for the design and oversight of the Tenant Improvement Work.

        "TENANT'S EXCUSABLE DELAY" means any delay in the construction of the Tenant Improvement Work to the extent caused by circumstances beyond Tenant's reasonable control, including, without limitation, Acts of God (excluding earthquake, fire, or other major casualty), strikes, lock-outs, inability to obtain necessary equipment or materials, delays by the Tenant Improvement Contractor or any subcontractor not resulting from any act or omission of Tenant, any delay in the issuance of any necessary governmental permit or approval where such delay is not the result of Tenant's actions and exceeds the amount of time for such permit or approval included in Tenant's Construction Schedule.

        "TENANT'S UNAVOIDABLE DELAY" means any delay in the construction of the Tenant Improvement Work to the extent caused by the construction of the Base Building Work after the Date of Delivery of the Premises, the failure of Landlord to respond within ten (10) business days to a request for approval of any change in Tenant's Plans and Specifications after their initial approval by Landlord, or the failure to obtain the permit required for the legal occupancy of the Building as a result of any matter relating to the Base Building Work (and not relating to the Tenant Improvement Work), or earthquake, fire or other major casualty.

        2.      Design and Construction of Base Building.

        2.1 At or around the time Landlord delivers the initial Construction Schedule to Tenant, Landlord will deliver to Tenant for Tenant's review and approval, the preliminary plans and specifications for the Base Building Work. Tenant's approval shall not be unreasonably withheld or delayed and upon the parties mutual approval, the plans and specifications will be listed and attached hereto as Attachment 2 (as the same may be modified in accordance with this Exhibit B, the "BASE BUILDING PLANS"). Landlord shall obtain all permits and approvals for the Base Building Work and shall cause the Base Building Work to be constructed in a first class manner and in compliance with all Applicable Laws as of the date permits for the construction of the Base Building Work were obtained and Landlord shall, at Landlord's sole cost and expenses, correct any failure of the Base Building Work to comply with such Applicable Laws.

        Landlord shall diligently prosecute the construction of the Base Building Work and use diligent efforts to achieve Substantial Completion of the Base Building Work by the Projected Delivery Date, subject to Unavoidable Delays.

        2.2 Landlord shall notify Tenant in writing upon receipt by Landlord of notice from the Base Building Contractor that the Base Building Contractor believes that Substantial Completion of the Base Building Work has occurred (or will occur on a specified date). Representatives of Landlord and Tenant shall accompany the Base Building Architect and the Base Building Contractor on a walk-through and inspection of the Premises (the "SUBSTANTIAL COMPLETION INSPECTION" to determine if Substantial Completion of the Base Building Work has occurred and to identify any Punch List Items. Upon completion of the Substantial Completion Inspection, provided that the Base Building Architect has issued a certificate certifying that Substantial Completion of the Base Building Work has occurred and identifying the Punch List Items, including any Punch List Items identified by Landlord or Tenant, Tenant shall sign an acceptance form in the form of Attachment 3 hereto acknowledging that Tenant has inspected the Base Building Work and accepts the Premises for all purposes under the Lease, subject only to completion of the Punch List Items identified in the Base Building Architect's certificate. Substantial Completion of the Base Building work shall be deemed to occur as of the date of the issuance of the Base Building Architect's Certificate of Substantial Completion.

        2.3 Landlord shall diligently monitor the Base Building Contractor's completion of the Punch List Items and use commercially reasonable efforts to ensure that such Punch List Items will be completed promptly. Completion of the Punch List Items shall be undertaken so as to minimize any material interference with Tenant's construction of the Tenant Improvement Work. Landlord shall notify Tenant upon receipt by Landlord of notice from the Base Building Contractor that Final Completion of the Base Building Work has occurred. Representatives of Landlord and Tenant shall accompany the Base Building Architect and the Base Building Contractor on a walk through and inspection of the Premises to determine if Final Completion of the Base Building Work has occurred. If there are any remaining Punch List Items, Landlord shall cause the completion of such items and the parties shall conduct an additional walk through and inspection. Upon Final Completion the parties shall execute a written acknowledgment that Final Completion of the Base Building Work has occurred.

        2.5 During the course of construction of the Base Building Work, Landlord shall carry the following insurance, which insurance may be self-insurance:

               (i) comprehensive "all risk" builder's risk insurance, including vandalism and malicious mischief, excluding earthquake and flood, covering all improvements in place on the Premises, all materials and equipment stored at the site and furnished under contract, and all materials and equipment that are in the process of fabrication at the premises of any third party or that have been placed in due course of transit to the Premises when such fabrication or transit is at the risk of, or when title to or an insurable interest in such materials or equipment has passed to, Landlord or its construction manager, contractors or subcontractors (excluding any contractors', subcontractors' and construction managers' tools and equipment, and property owned by the employees of the construction manager, any contractor or any subcontractor), such insurance to be written on a completed value basis in an amount not less than the full estimated replacement value of the Base Building Work.

               (ii) comprehensive liability insurance which insurance may be effected by endorsement, if obtainable, including insurance for completed operations, elevators, owner's, construction manager's and contractor's protective liability, products completed operations for three (3) years after the date of acceptance of the Base Building Work, broad form blanket contractual liability, broad form property damage and full form personal injury (including but not limited to bodily injury), covering the performance of all work at or from the Premises by Landlord, its construction manager, contractors and subcontractors, and in a liability amount not less than the amount at the time carried by prudent owners of comparable construction projects in the Santa Clara Valley, but in any event not less than Two Million Dollars ($2,000,000) combined single limit, which policy shall contain a cross-liability clause or separation of insureds provision and an endorsement deleting the property damage exclusion as to explosion, underground, and collapse hazards, and shall include thereunder for the mutual benefit of Landlord and Tenant bodily injury liability and property damage liability automobile insurance on any non-owned, hired or leased automotive equipment used in the construction of any work.

        3.      Design and Construction of the Tenant Improvement Work.

        3.1 Subject to the provisions of the Lease, Tenant shall be responsible for the design and construction of the Tenant Improvement Work and shall use diligent efforts to cause the construction of the Tenant Improvement Work in a first class manner and in compliance with all Applicable Laws.

        3.2 Without limitation of any other provision of the Lease or this Exhibit B, all of the provisions of Article 9 (Alterations by Tenant) and
Article 11 (Liens) shall apply to the Tenant Improvement Work. Prior to Tenant's commencement of any Tenant Improvement Work, representatives of Landlord and Tenant shall accompany the Base Building Architect and the Base Building Contractor on a walk through and inspection to identify items of the construction of the Base Building Work (other than improvements outside of the Buildings) that are completed and that are not completed. The parties shall execute a written acknowledgment of the status of such items prior to Tenant's commencing construction of the Tenant Improvement Work.

        3.3 (a) Tenant shall use diligent efforts to submit to Landlord, for Landlord's approval, on or before the Space Plan Delivery Date, a basic space plan (the "SPACE PLAN") prepared by the Tenant's Architect for the layout of the Tenant Improvement Work consistent with the design of the Base Building Work. Within ten (10) business days after Landlord receives the Space Plan, Landlord shall either approve the Space Plan or disapprove the Space Plan and, in the event of disapproval, furnish a written statement of the Design Problems to Tenant. Landlord's approval shall not be unreasonably withheld, provided that it shall not be unreasonable for Landlord to withhold its approval if, in Landlord's judgment, the Space Plan is not of a generic nature compatible with use of the Premises by standard research and development tenants. In the event of such disapproval, Tenant shall, as expeditiously as practicable, make the changes necessary in order to correct the Design Problems and shall return the Space Plan to Landlord. Landlord shall approve or disapprove such changes within ten (10) business days after Landlord receives the revised Space Plan. This procedure shall be repeated until the Space Plan is finally approved by Landlord and written approval has been received by Tenant.

               (b) After the Space Plan is finally approved by Landlord, Tenant shall submit to Landlord complete plans and specifications for the Tenant Improvement Work, based upon the approved Space Plan, including, without limitation, mechanical and electrical drawings (collectively the "TENANT IMPROVEMENT PLANS"). The Tenant Improvement Plans shall be in a form sufficient to secure necessary Tenant Improvement Permits. Tenant shall use diligent efforts to obtain, on a timely basis in accordance with the Construction Schedule, all Tenant Improvement Permits. Landlord shall, within ten (10) business days after receipt of the Tenant Improvement Plans, approve the same or designate by notice to Tenant the specific changes reasonably required to be made to the Tenant Improvement Plans in order to correct any Design Problem. Landlord shall not unreasonably withhold its consent, provided the Tenant Improvement Plans are in substantial conformity with the Space Plan. Within ten (10) business days thereafter, Tenant shall make the changes necessary in order to correct any such Design Problem and shall return the Tenant Improvement Plans to Landlord. Landlord shall approve or disapprove the revised Tenant Improvement Plans within ten (10) business days after receipt by Landlord. Landlord shall not unreasonably withhold its consent, provided the Tenant Improvement Plans are in substantial conformity with the Space Plan. This procedure shall be repeated until the Tenant Improvement Plans are finally approved by Landlord and Tenant has received Landlord's written approval thereof. The final Tenant Improvement Plans approved by Landlord, including any changes, additions or alterations thereto approved by Landlord and Tenant as provided in Section 3.4, are herein referred to as the "FINAL PLANS".

        3.4 If Tenant shall request any change, addition or alteration in the Final Plans, the Tenant's Architect shall prepare plans and specifications with respect to such change, addition or alteration, which plans and specifications shall be submitted to Landlord for Landlord's review and approval. The procedure set forth in Section 3.3(a) shall apply to any such change, addition or alteration.

        4.      Construction of the Tenant Improvement Work.

        4.1 Tenant shall construct the Tenant Improvement Work in accordance with all Applicable Laws and with the Final Plans approved by Landlord and the requirements of Articles 8 and 9 of the Lease.

        4.2 Tenant shall commence construction of the Tenant Improvement Work upon the Commencement Date and thereafter diligently prosecute the Tenant Improvement Work to completion using diligent efforts to cause Substantial Completion to occur by the Scheduled Date for Completion of the Tenant Improvement Work. Landlord's written approval shall be obtained prior to undertaking any work that deviates from the Final Plans approved by Landlord.

        4.3 Prior to commencement of construction of the Tenant Improvement Work, Tenant shall obtain and deliver to Landlord all policies of insurance required to be maintained by Tenant under the Lease.

        5.      Payment of Tenant Improvement Costs.

        5.1 Landlord shall provide to Tenant a Tenant Improvement Allowance in the amount of $30.00 per square foot of Rentable Area. The Tenant Improvement Allowance shall be disbursed as provided below.

        5.2 As a condition to the first disbursement of the Tenant Improvement Allowance, Tenant shall have satisfied all of the following conditions:

               (a) Tenant shall have delivered to Landlord duly executed originals of each of the Tenant's Architect Agreement and the Tenant Improvement Contract.

               (b) Landlord shall have approved, in Landlord's reasonable discretion, the budget for the portion of the Tenant Improvement Work to be funded by the Tenant Improvement Allowance.

               (c) The Final Plans shall have been completed and approved.

               (d) Tenant shall have obtained and be in compliance with all Tenant Improvement Permits.

        5.3 Disbursements of the Tenant Improvement Allowance will be made to a demand deposit account in the name of Tenant within twenty (20) days after receipt by Landlord of the Draw Certifications required under Section 5.4 below, but not more frequently than monthly, provided that (i) no default exists under the Lease beyond any applicable cure period; (ii) no default exists under either of the Tenant Improvement Contract or the Tenant's Architect Agreement beyond any applicable cure period; (iii) no lien has been filed with respect to the Tenant Improvement Work that has not been released or bonded over; (iv) Tenant is in compliance with the Tenant Improvement Permits, and (v) all insurance required under Articles 9 and 21 of the Lease is in full force and effect.

        5.4 As a condition to each funding, Tenant shall deliver to Landlord all of the following:

               (a) Tenant's Construction Draw Certificate in the form of Attachment 4 hereto;

               (b) The Tenant Improvement Contractor's Certificate in the form of Attachment 5 hereto;

               (c) Conditional and unconditional lien releases, as applicable, in the form required under California Civil Code Section 3262.

        5.5 The first disbursement may include all Tenant Improvement Costs incurred prior to commencement of construction, including, without limitation, fees for Tenant's Architect and Tenant Improvement Permit fees.

        5.6 Upon completion of the Tenant Improvement Work, Tenant shall provide Landlord with certifications from the Tenant's Improvement Contractor and the Tenant's Architect that the Tenant Improvement Work has been substantially completed in accordance with the Final Plans and with copies of final lien releases from all contractors and subcontractors.

                            ATTACHMENT 1 TO EXHIBIT B

                              CONSTRUCTION SCHEDULE
                                    [TO COME]

                            ATTACHMENT 2 TO EXHIBIT B

                           LIST OF BASE BUILDING PLANS
                                    [TO COME]

                            ATTACHMENT 3 TO EXHIBIT B

                                 ACCEPTANCE FORM

        This Acceptance form is executed with reference to that certain Lease dated as of _______, 1997 by and between by and between THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY ("LANDLORD"), and INCYTE PHARMACEUTICALS, INC. , a California corporation ("TENANT"). Terms defined in the Lease and the exhibits thereto shall have the same meaning when used herein.

        Tenant hereby certifies to Landlord that Tenant has inspected the Premises as of _________ (the "DATE OF INSPECTION") and that the Base Building Work is Substantially Complete except only for Punch List Items listed in Base Building Architect's Certificate of Substantial Completion, a copy of which is attached hereto. Tenant further acknowledges that Tenant hereby accepts the Premises in its existing condition, subject only to the completion of any Punch List Items and any latent defects in the Base Building Work.

        The person executing this Acceptance Form on behalf of Tenant represents and warrants to Landlord that such person is duly authorized to execute this Acceptance Form and that this Acceptance Form has been duly authorized, executed and delivered on behalf of Tenant.

        THIS ACCEPTANCE FORM is executed by Tenant as of the Date of Inspection.

INCYTE PHARMACEUTICALS, INC.,

By:
   -------------------------------------
Print Name:
           -----------------------------
Title:
      ----------------------------------
Date:
     -----------------------------------

                           ATTACHMENT 4 TO EXHIBIT B

                TENANT'S CONSTRUCTION DRAW CERTIFICATION

General Contractor:
                   ---------------------------
Design Architect:
                 -----------------------------
-------------------------------------------------------------------------------

1.      Original Contract Amount                                 $
2.      Additions to Contract                                    $
3.      Deductions from Contract                                 $
4.      Adjusted Amount of Contract                              $
5.      Total Completed or Stored to Date                        $
6.      Total Retainage                                          $
7.      Total Earned Less Retainage                              $
8.      Previous Payments                                        $
9.      Current Payment Due                                      $

-------------------------------------------------------------------------------

                              TENANT CERTIFICATION

To induce Landlord to disburse proceeds of the Tenant Improvement Work pursuant to the Lease, Tenant hereby certifies to Landlord as follows:

A. The amount shown on Line 9 above as Current Payment due is the actual amount presently payable to the General Contractor.

B.      No Event of Default presently exists under the Lease.

C. Tenant has no knowledge of and has received no notices of liens or claims of lien either filed or threatened against the premises, except:

-----------------------------------------------------------------------------
-----------------------------------------------

D. All amounts shown on Line 8 above and in the column entitled "Previous Payments" in the Disbursement Request Summary for this Draw Request have been paid by Tenant.

E. The Tenant approves all work and materials for which payment is due (as shown on Line 9 above) and confirms that to Tenant's knowledge and belief such work and materials conform with the Tenant Improvement Plans, as defined in the Lease, as they may be modified by written change orders in compliance with the requirements of the Lease.

F. The amounts shown above indicate that sufficient funds remain available under the construction contract to complete all work required under such contract and the following approved change orders:

--------------------------------------------------------------------------------

G. The following list identifies those change order requests or proposals which have been submitted by the Tenant Improvement Contractor but are pending approval:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

I. All permits, approvals and authorizations required by all governmental authorities for the work covered by this draw request, the work which was the subject of previous draw requests, and the work that is currently ongoing have been obtained.

J. Approximately _______% of the Tenant Improvement Work has been completed as of this date.

WITNESS:

BY:
   -----------------------------------
TITLE:
      --------------------------------

                                 PAYMENT REQUEST

  (Attached to and forming a part of Tenant's Construction Draw Certification)

                           DISBURSEMENT NO.__________

                                                          DATE:
                                                               ----------------


                                                       Revised
                                          Original     Estimate      Disbursed to    This        Total
Item Number             Description       Estimate     Date          Date            Request     Disbursement
-----------             -----------       --------     --------      ------------    -------     ------------
Total
Reserve for
Contingencies
Total Funds
Available

                            ATTACHMENT 5 TO EXHIBIT B

                  CONTRACTOR'S CONSTRUCTION DRAW CERTIFICATION

Project Name:                                        Date:
             ------------------------                     ---------------------
Location:                                         Draw No:
         ----------------------------                     ---------------------

Landlord: The Board of Trustees of the Leland Stanford Junior University
Tenant:
General Contractor:
Design Architect:


-------------------------------------------------------------------------------

1.      Original Contract Amount            $___________
2.      Additions to Contract               $___________
3.      Deductions from Contract            $___________
4.      Adjusted Amount of Contract         $___________
5.      Total Completed or Stored to Date   $___________
6.      Total Retainage                     $___________
7.      Total Earned Less Retainage         $___________
8.      Previous Payments                   $___________
9.      Current Payment Due                 $___________

-------------------------------------------------------------------------------

                     GENERAL CONTRACTOR CERTIFICATION

To induce Landlord to make a disbursement of the Initial Improvements Allowance pursuant to its Lease with Tenant, the undersigned (General Contractor) certifies to Landlord as follows:

a. The information contained in all documents and supporting papers prepared or signed by General Contractor and submitted to Landlord are true and correct.

b. The amount shown on Line 9 of the Draw Request Certification is the amount presently due and payable under the contract with Tenant.

c. The amount shown on Line 8 of the Draw Request Certification has been received by the General Contractor and applied to the amount due under the contract with Tenant.

d. There has been no significant change in construction costs and the balance due under the contract with Tenant is sufficient to complete the work required under the contract.

e. All work performed to date conforms with the contract with Tenant and the Plans and Specifications prepared and coordinated by the Design Architect.

f. There have been no change orders to the contract, proposed or approved, except

---------------------------------------------


g. All subcontracted items and material/equipment items are shown in the Application for Payment breakdown accompanying this Draw Request.

BY:
   ----------------------------------
TITLE:
      -------------------------------

                                   EXHIBIT C-1

                           NOTICE OF COMMENCEMENT DATE

                   (Letterhead of Stanford Management Company)

(Date)

Incyte Pharmaceuticals, Inc.

---------------------------------
---------------------------------
Attention:
          -----------------------


Re:     Acknowledgment of Commencement Date,
        Lease between The Board of Trustees of the Leland Stanford Junior University (Landlord), and Incyte Pharmaceuticals, Inc. (Tenant), for premises located at 3_____ Porter Drive, Palo Alto, California

Gentlemen/Ladies:

        This letter will confirm that for all purposes of the Lease, the Commencement Date (as defined in Section 4.1 of the Lease) is
___________________.

        Please acknowledge your acceptance of this letter by signing and returning two copies of this letter.

                                         Very truly yours,

                                         Stanford Management Company

                                         By:
                                            -----------------------------------
                                         Its:
                                             ----------------------------------


ACCEPTED AND AGREED:

Incyte Pharmaceuticals, Inc.

By:
   ----------------------------------
Its:
    ---------------------------------
Dated:
      -------------------------------

                                   EXHIBIT C-2

              NOTICE OF RENT COMMENCEMENT DATE AND EXPIRATION DATE

(Date)

Incyte Pharmaceuticals, Inc.

---------------------------------
---------------------------------
Attention:
          -----------------------


Re: Acknowledgment of Rent Commencement Date and Expiration Date, Lease between The Board of Trustees of the Leland Stanford Junior University (Landlord), and Incyte Pharmaceuticals, Inc. (Tenant), for premises located at 3_____ Porter Drive, Palo Alto, California

Gentlemen/Ladies:

        This letter will confirm that for all purposes of the Lease, the Rent Commencement Date (as defined in Section 4.1 of the Lease) is __________ and the Expiration Date (as defined in Section 4.1 of the Lease) is __________________.

        Please acknowledge your acceptance of this letter by signing and returning two copies of this letter.

                                         Very truly yours,

                                         Stanford Management Company

                                         By:
                                            -----------------------------------
                                         Its:
                                             ----------------------------------

ACCEPTED AND AGREED:

Incyte Pharmaceuticals, inc.

By:
   ----------------------------------
Its:
    ---------------------------------
Dated:
      -------------------------------

                                    EXHIBIT D

                 DETERMINATION OF PREVAILING MARKET RENTAL RATE

        As used herein, the term "Prevailing Market Rental Rate" shall mean the base monthly rental (net of all expenses) for space of comparable size and location to the Premises and in buildings similar in age and quality to the Building in the Stanford Research Park, taking into account any additional rental and all other payments or escalations then being charged and allowances being given in the Stanford Research Park for such comparable space over a comparable term and excluding the value of any Alterations made by Tenant and the excess costs of the Tenant Improvement Work paid by Tenant. If Tenant timely exercises its Renewal Option, the Prevailing Market Rental Rate shall be determined by Landlord and Landlord shall give Tenant written notice of such determination not later than eleven (11) months prior to the expiration of the initial term or the preceding Renewal Term, as applicable. If Tenant disputes Landlord's determination of the Prevailing Market Rental Rate, Tenant shall so notify Landlord within ten (10) days following Landlord's notice to Tenant of Landlord's determination and, in such case, the Prevailing Market Rental Rate shall be determined as follows:

        (a) Within thirty (30) days following Landlord's notice to Tenant of the Prevailing Market Rental Rate, Landlord and Tenant shall meet no less than two (2) times, at a mutually agreeable time and place, to attempt to agree upon the Prevailing Market Rental Rate.

        (b) If within this thirty (30) day period Landlord and Tenant cannot reach agreement as to the Prevailing Market Rental Rate, they shall each select one appraiser to determine the Prevailing Market Rental Rate. Each such appraiser shall arrive at a determination of the Prevailing Market Rental Rate and submit his or her conclusions to Landlord and Tenant within thirty (30) days after the expiration of the thirty (30) day consultation period described in (a) above.

        (c) If only one appraisal is submitted within the requisite time period, it shall be deemed to be the Prevailing Market Rental Rate. If both appraisals are submitted within such time period, and if the two appraisals so submitted differ by less than ten (10) percent of the higher of the two, the average of the two shall be the Prevailing Market Rental Rate. If the two appraisals differ by more than ten (10) percent of the higher of the two, then the two appraisers shall immediately select a third appraiser who will within thirty (30) days of his or her selection make a determination of the Prevailing Market Rental Rate and submit such determination to Landlord and Tenant. This third appraisal will then be averaged with the closer of the two previous appraisals and the result shall be the Prevailing Market Rental Rate.

        (d) Tenant shall have the right, exercisable by written notice to Landlord given not later than five (5) days after receipt of the determination of the Prevailing Market Rental Rate, to rescind Tenant's exercise of the Renewal Option, in which case the Renewal Option shall be null and void and Tenant shall have no further option to extend the term of the Lease. If Tenant fails to exercise such right to rescind within such five (5) day period, the Renewal Option shall be irrevocable.

        (e) All appraisers specified pursuant hereto shall be members of the American Institute of Real Estate Appraisers with not less than five (5) years experience appraising office, research and development and industrial properties in the Santa Clara Valley. Each party shall pay the cost of the appraiser selected by such party and one-half of the cost of the third appraiser plus one-half of any other costs incurred in the determination; provided that if Tenant exercises its right to rescind the Renewal Option, Tenant shall pay one hundred percent (100%) of the appraisal costs.

                                    EXHIBIT E

                      NOTICE OF BASE RENT AND RENTABLE AREA

(Date)

Incyte Pharmaceuticals, Inc.

---------------------------------
---------------------------------
Attention:
          -----------------------

Re:     Acknowledgment of Base Rent and Rentable Area,
        Lease between The Board of Trustees of the Leland Stanford Junior University (Landlord), and Incyte Pharmaceuticals, Inc. (Tenant), for premises located at 3170 Porter Drive, Palo Alto, California

Gentlemen/Ladies:

        This letter will confirm that for all purposes of the Lease:

        The Rentable Area of the Building is ___________ square feet.

        The Annual Base Rent is $ _____________ ($36.00 x RSF of the Building).

        The Monthly Base Rent is $__________ ($3.00 x RSF of the Building).

        As of the date hereof the Rentable Area of the other building on the Ground Lease Property is ____________ square feet.

        Attached hereto is the certificate of the Architect confirming the above square footages.

        Please acknowledge your acceptance of this letter by signing and returning two copies of this letter.

                                         Very truly yours,

                                         Stanford Management Company

                                         By:
                                            -----------------------------------
                                         Its:
                                             ----------------------------------

ACCEPTED AND AGREED:

Incyte Pharmaceuticals, Inc.

By:
   ----------------------------------
Its:
    ---------------------------------
Dated:
      -------------------------------

                                    EXHIBIT F

                     OUTLINE OF STANFORD RESEARCH PARK AREA


                                       59